UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.                )

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Edwards Lifesciences Corporation

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Edwards Lifesciences Corporation

2018 Notice of Annual Meeting and Proxy Statement

60 Years of Discovery

Edwards

Edwards Lifesciences Corporation One Edwards Way Irvine, California 92614 Phone: 949.250.2500 www.edwards.com

March 29, 2018

Dear Fellow Stockholders:

On behalf of the Edwards Board of Directors, it is my pleasure to invite you to attend our 2018 Annual Meeting of Stockholders. The meeting will be held at our corporate headquarters located at One Edwards Way, Irvine, California, on Thursday, May 17, 2018, at 10:00 a.m., PT. Registration will begin at 9:00 a.m.

Details of the business to be conducted at the Annual Meeting are included in the attached Notice of 2018 Annual Meeting of Stockholders and Proxy Statement. Stockholders also may access the Notice of 2018 Annual Meeting of Stockholders and the Proxy Statement via the Internet at www.edwards.com.

I look forward to having the opportunity to discuss with you our performance in 2017, which was a year of continued strong results, progress on our strategic initiatives and active engagement by our Board. I am proud that we continued our focus on regularly communicating with our stockholders, and welcome further discussion at the annual meeting.

2017 Performance

Our company finished the year strong with 16 percent growth in sales. Our growth in 2017 was driven by clinician and patient preferences for our innovative therapies, and we are positioned well for 2018 and beyond because of our continued investments in our technology pipeline and infrastructure. We expect to achieve a number of important milestones this year to support progress in the development of transformative therapies across all of our product lines, and we are focused on staying at the forefront by creating strong evidence for promising new therapies for the patients we serve.

Commitment to our Stockholders

Our Board is comprised of members with balanced and diverse skillsets and experiences who collectively possess the expertise to ensure effective oversight of our corporate strategy to generate stockholder value. In addition, our Board proactively engages with stockholders and has historically taken action in response to stockholder feedback, to align our corporate governance practices with our stockholders’ interests.

In addition to our routine investor relations efforts, since our 2017 Annual Meeting, we reached out to stockholders representing more than 55 percent of our outstanding shares to discuss corporate governance, executive compensation, sustainability, and other topics of prime importance to stockholders. Our Board values the insights we gain from these engagements, and we are committed to ensuring our corporate governance is aligned with stockholder perspectives.

Stockholder feedback is an important factor in the Board’s decision-making process. This input was integral to the evolution of Edwards’ board and corporate governance practices over the past few years, including the decision to reduce the threshold for stockholders’ right to call special meetings and the adoption of proxy access.

We sincerely appreciate your continued interest in Edwards, as well as your input and support. Thank you, and we look forward to seeing you at the Annual Meeting.

Sincerely,

Michael A. Mussallem

Chairman of the Board and

Chief Executive Officer

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Place:
May 17, 2018	Edwards Lifesciences Corporation
10:00 a.m. PT	One Edwards Way, Irvine, CA 92614

Matters to be voted on at the 2018 Annual Meeting of Stockholders (the “Annual Meeting”):

Proposal 1.	Election of eight director nominees named in the attached Proxy Statement to serve until our next annual meeting of stockholders and until their respective successors are duly elected and qualified

Proposal 2.	Approval, on an advisory basis, of the named executive officer compensation disclosed in the attached Proxy Statement

Proposal 3.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018

Proposal 4.	A stockholder proposal, if properly presented at the Annual Meeting

Proposal 5.	Any other business that may properly come before the Annual Meeting or any postponement or adjournment of the meeting

The Proxy Statement accompanying this notice describes each of the items of business in more detail.

Record Date: If you were a holder of record of the common stock of Edwards Lifesciences Corporation at the close of business on March 22, 2018, you are entitled to notice of, and to vote at, the Annual Meeting.

Your vote is very important. Please submit your proxy or voting instructions as soon as possible to ensure that your shares will be represented at the Annual Meeting whether or not you expect to attend the Annual Meeting.

How to Vote Your Shares
Via the Internet Visit the website listed on your proxy card, notice, or voting instruction form	By Phone Call the phone number listed on your proxy card or voting instruction form

By Mail Complete, sign, date, and return your proxy card or voting instruction form in the envelope provided	In Person Attend our Annual Meeting and vote by ballot

By Order of the Board of Directors,

Linda J. Park

Vice President, Associate General Counsel, and Corporate Secretary

March 29, 2018

Important notice regarding the availability of proxy materials for our

2018 Annual Meeting of Stockholders to be held on May 17, 2018:

Our Proxy Statement and 2017 Annual Report to stockholders are available on the Internet at

www.proxyvote.com.

Edwards Lifesciences Corporation  ◾  One Edwards Way, Irvine, CA 92614  ◾  www.edwards.com

This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend the forward-looking statements contained in this Proxy to be covered by the safe harbor provisions of such Acts. All statements other than statements of historical fact in this Proxy or referred to or incorporated by reference into this Proxy are “forward-looking statements” for purposes of these sections. These statements include, among other things, any predictions of earnings, revenues, expenses, or other financial items, plans, or expectations with respect to development activities, clinical trials, or regulatory approvals, any statements of plans, strategies, and objectives of management for future operations, any statements concerning our future operations, financial conditions, and prospects, and any statements of assumptions underlying any of the foregoing. These statements can sometimes be identified by the use of the forward-looking words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “should,” “anticipate,” “plan,” “goal,” “continue,” “seek,” “pro forma,” “forecast,” “intend,” “guidance,” “optimistic,” “aspire,” “confident,” other forms of these words, or similar words or expressions or the negative thereof. Investors are cautioned not to unduly rely on such forward-looking statements. These forward-looking statements are subject to substantial risks and uncertainties that could cause our results or future business, financial condition, results of operations, or performance to differ materially from our historical results or experiences or those expressed or implied in any forward-looking statements contained in this Proxy. See the risks listed in Edwards’ Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and our other reports filed with the Securities and Exchange Commission, to which your attention is directed. These forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement. If we do update or correct one or more of these statements, investors and others should not conclude that we will make additional updates or corrections.

PROXY SUMMARY

This summary contains highlights about Edwards and the upcoming Annual Meeting. This summary does not contain all of the information that you should consider. Please read the entire Proxy Statement prior to voting.

STOCKHOLDER VOTING MATTERS (Page 1)

Proposal		Board’s Voting Recommendation	Annual Meeting of Stockholders
Proposal 1:	Election of Directors	✔ FOR each nominee	Date and Time: May 17, 2018 10:00 a.m. PT

Proposal 2:	Advisory Vote to Approve Named Executive Officer Compensation	✔ FOR	Place: Edwards Lifesciences One Edwards Way Irvine, CA 92614

Proposal 3:	Ratification of Appointment of Independent Registered Public Accounting Firm	✔ FOR
Proposal 4:	Advisory Vote on a Stockholder Proposal Regarding Action By Written Consent	✗ AGAINST	Record Date: March 22, 2018

BOARD OF DIRECTOR NOMINEES (Page 4)

All eight of our current directors are standing for election for a one-year term at the Annual Meeting. The following chart provides key information on each of our current directors.

				Committee Memberships
Name	Age	Director Since	Independent	Audit Committee**	Compensation and Governance Committee	Other Public Company Boards
Kieran T. Gallahue Former Chairman and CEO CareFusion Corporation	54	2015	Yes			1
Leslie S. Heisz Former Managing Director Lazard Frères & Co	57	2016	Yes			1
William J. Link, Ph.D. Managing Director and Co-Founder Versant Ventures	71	2009	Yes			2
Steven R. Loranger Former Chairman, President, and CEO ITT Corporation	66	2016	Yes			1
Martha H. Marsh Retired President and CEO Stanford Hospital & Clinics	69	2015	Yes			2
Michael A. Mussallem Chief Executive Officer and Chairman Edwards Lifesciences Corporation	65	2000	No			0
Wesley W. von Schack* Chairman AEGIS Insurance Services, Inc.	73	2010	Yes			1
Nicholas J. Valeriani Former CEO, West Health Institute Former EVP, Johnson & Johnson	61	2014	Yes			1

*	Presiding Director
**	Each member is an audit committee financial expert

C   =  Chairperson

    Edwards Lifesciences Corporation    |    2018 Proxy Statement     i

Our Board of Directors (our “Board”) strives to maintain a highly independent, balanced, and diverse set of directors that collectively possess the expertise to ensure effective oversight of management.

CORPORATE GOVERNANCE HIGHLIGHTS (Page 11)

Our commitment to good corporate governance practices and accountability to stockholders is described below.

WHAT WE DO
✓	Annual election of directors
✓	Majority vote standard in uncontested elections, with director resignation policy
✓	Special stockholders meetings can be called by stockholders owning at least 15% of our outstanding shares
✓

Proxy access right to permit a stockholder, or a group of up to 30 stockholders, owning at least 3% of our outstanding shares continuously for at least 3 years, to nominate up to the greater of 2 directors or 20% of our Board for inclusion in our proxy statement

✓	Independent Board, all but our Chief Executive Officer
✓	Executive session of independent directors held at each Board and committee meeting
✓	Independent Presiding Director provides strong independent leadership of our Board
✓	Retirement policy for directors
✓	Annual Board and committee self-evaluations and peer reviews
✓	Nonemployee directors expected to hold net shares upon vesting or exercise of equity awarded after 2011 until Board service ends
✓	Senior management succession planning considered at each regularly scheduled Board meeting
✓	Active stockholder engagement
✓	Robust code of ethics in our Global Business Practice Standards
✓	Corporate sustainability report
✓	“Clawback” policy for performance-based compensation

WHAT WE DON’T DO
✗	No stockholder rights plan (“poison pill”)
✗	No supermajority voting provisions in the Company’s organizational documents

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ACTIVE STOCKHOLDER ENGAGEMENT PROGRAM (Page 11)

Edwards’ Board and management are committed to engaging with Edwards’ stockholders and incorporating feedback into their decision-making processes. Throughout the year, our CEO, CFO, and Vice President of Investor Relations meet by phone and face-to-face with current and prospective stockholders to discuss Edwards’ strategy, business, and financial results. Our Corporate Secretary and Investor Relations teams, together with other members of management and, from time to time, our Presiding Director, engage stockholders to solicit their views and feedback on corporate governance, compensation and other related matters and to discuss the issues that matter most to our stockholders. Stockholder feedback is shared with the Board and its committees, which enhances our corporate governance practices, facilitates future dialogue between stockholders and the Board and provides additional transparency to our stockholders. Since the 2017 Annual Meeting, our Corporate Secretary and Investor Relations teams contacted our top stockholders representing more than 55% of our outstanding shares. In this engagement, we received feedback from stockholders on a range of issues including corporate governance, compensation, and sustainability.

Over time, we have amended our Charter and Bylaws to adopt various stockholder rights and to align our corporate governance practices with our stockholders’ interests.

Topic	Action Taken in Response to Stockholder Feedback

Proxy Access	• Adopted proxy access at 3% and 3 year ownership and holding period duration thresholds

Right to Call Special Meetings

•  In response to a non-binding stockholder proposal requesting the right to act by written consent, engaged with stockholders representing over 50% of shares outstanding to better understand investor views and, in response to feedback received, reduced the threshold to call a special meeting to 15%

•  Amended our Bylaws to permit holders of 25% of outstanding shares to call a special meeting

Declassified Board	• Amended our Charter to eliminate the classified board

No Supermajority Voting	• Amended our Charter to eliminate supermajority voting

Poison Pill	• Did not renew poison pill when it expired in March 2010

Majority Voting in Director Elections	• Amended our Bylaws to provide for majority voting in uncontested director elections

CORPORATE SOCIAL RESPONSIBILITY (Page 16)

Our Board recognizes the importance of our sustainability initiatives and the need to provide effective oversight. Our Compensation Committee maintains formal oversight responsibilities with regular discussions at meetings of the full Board. We have established a robust framework for ensuring that our efforts are properly managed and implemented, including the establishment of a cross-functional Sustainability Council which includes leaders from across the organization.

We received numerous recognitions for our sustainability and environmental responsibilities practices in 2017, some of which are highlighted below:

•	Ethisphere’s World’s Most Ethical Companies;
•

First time constituent of the DJSI ESG North America Index—the Dow Jones Sustainability North America tracks the performance of the top 20% of the 600 largest United States and Canadian companies in the S&P Global Broad Market Index that lead the field in sustainability;

•

CPA-Zicklin Trendsetter from the 2017 CPA-Zicklin Index of Corporate Political Disclosure and Accountability—companies in the S&P 500 are scored for their corporate political policies, disclosure and oversight transparency; and

    Edwards Lifesciences Corporation    |    2018 Proxy Statement     iii

•

Constituent of the global MSCI ACWI ESG Leaders Index—index provides exposure to companies with high ESG performance relative to their sector peers and consists of large and mid-cap companies across 23 Developed Markets and 24 Emerging Markets countries.

EXECUTIVE COMPENSATION (Page 23)

Executive Summary.    Edwards is the global leader in patient-focused medical innovations for structural heart disease and critical care monitoring. Driven by a passion to help patients, we partner with the world’s leading clinicians and researchers and invest in research and development to transform care for those impacted by structural heart disease or require hemodynamic monitoring during surgery and in intensive care. Edwards Lifesciences has a proud history, six decades long, as a leader in these areas. Since our founder, Lowell Edwards, first dreamed of using engineering to address diseases of the human heart, we have steadily built a company on the premise of imagining, building, and realizing a better future for our patients.

Pay-for-Performance Philosophy.    The Compensation and Governance Committee of the Board (the “Compensation Committee”) strives to create a pay-for-performance culture and strongly believes that executive compensation should be tied not only to performance, but also directly to the successful implementation of our corporate strategy. As a direct result of our strategy, we have introduced new therapies such as transcatheter aortic valve replacement, rapid-deployment surgical heart valves and noninvasive advanced hemodynamic monitoring, all while achieving our stated financial and operating objectives. Managing our business well in a challenging, highly regulated, dynamic environment requires talented and energetic leaders who champion our strategy and deliver on our commitments.

EDWARDS’ CORPORATE STRATEGY INFORMS PAY DESIGN

2017 Financial and Operating Performance.    Overall, we achieved outstanding financial results and operating performance in 2017, exceeding our goals for sales growth, net income growth and free cash flow. We also made important progress on future advancements for patients.

Strong sales growth of 16% was driven by:

•	Clinician and patient preferences for our innovative transcatheter valve therapies, including the best-in-class Edwards SAPIEN 3 transcatheter heart valve;
•	Continued adoption of our newest surgical valve therapy systems, Edwards INTUITY Elite and INSPIRIS RESILIA; and
•	Broad use of our critical care technologies, including the recently launched HemoSphere next-generation advanced monitoring platform.

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Additionally, we continued to invest aggressively in our technology pipeline and infrastructure, growing research and development investments by 25% to advance our transformational transcatheter structural heart programs.

Stock Performance.    As a general indicator of our pay-for-performance culture, the Compensation Committee considers how Edwards’ cumulative total return to stockholders compares to both the S&P 500 Index and the S&P Health Care Equipment Select Industry Index (the “SPHESI”). The table below illustrates our Company’s 5-year cumulative total stockholder return on common stock with the cumulative total returns of the S&P 500 Index and the SPHESI.

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN*

*

$100 invested on December 31, 2012 in stock or index, including reinvestment of dividends. Fiscal year ending December 31. The stock price performance included in this graph is not necessarily indicative of future stock price performance.

2017 Annual Incentive Plan Outcomes and Long Term Incentives.    Our financial results in 2017 surpassed the cash incentive plan target achievement percentages for all three financial measures by significant margins, and resulted in financial performance at 175% of target under the cash incentive plan. In addition, our overall achievement of KODs for 2017 was 122%. Accordingly, our cash incentive plan for corporate employees funded at 175% of target. Final incentive amounts for the Named Executive Officers (“NEOs”) for 2017 also took into account each employee’s individual performance. The PBRSUs that vested in 2017 were based on Edwards’ total stockholder return (“TSR”) compared to that of companies in a subset of the SPHESI (the “SPHESI Subset”). The payout of these PBRSUs tracked the strong performance of our stock over the three-year period and paid out at 175% of target.

    Edwards Lifesciences Corporation    |    2018 Proxy Statement     v

COMPENSATION PROGRAM HIGHLIGHTS (Page 28)

Compensation Program Highlights.    The Compensation Committee believes that its executive compensation and benefits philosophy and objectives have resulted in programs that align executives with stockholder interests.

WHAT WE DO
✓	Pay-for-Performance. Approximately 89% of the total direct compensation of our CEO, and an average of 78% of the total direct compensation of our other NEOs, was performance-based in 2017.
✓

Linkage Between Performance Measures and Strategic Imperatives. Performance measures for incentive compensation are linked to our Strategic Imperatives through achievement of KODs and are designed to create long-term stockholder value and hold executives accountable for their individual and Edwards’ performance.

✓	Performance-Based Equity. Our PBRSUs vest based on our relative TSR over a three-year period.
✓	Minimum Three-Year Vesting. Equity compensation is structured to vest over a minimum period of three years, subject to limited exceptions.
✓

Robust Executive Stock Ownership Guidelines with Holding Period Requirements. Executives are required to hold Edwards’ stock with a value not less than six-times salary for our CEO and three-times salary for each other NEO. Fifty percent of net shares received as equity compensation must be retained until the guideline has been met.

✓	CEO Stock Ownership. Our CEO far exceeds his six-times salary ownership guideline and has continued to increase his ownership of Edwards’ stock each year.
✓	Modest Perquisites. We provide modest perquisites and have a business rationale for the perquisites that we do provide.
✓

“Double Trigger” in the Event of a Change in Control. Severance benefits are paid, and equity compensation awarded starting in May 2015 accelerates in connection with a severance, only upon a “double trigger” in connection with a change in control (meaning a termination of the executive’s employment is required, in addition to the occurrence of a change in control, in order for the benefits to be triggered).

✓	Use of Tally Sheets. The Compensation Committee annually reviews summaries of prior and potential future compensation levels (referred to as “tally sheets”) when making compensation decisions.
✓	“Clawback” Policy. We maintain a recoupment policy for performance-based compensation.
✓	Independent Compensation Consultant. The Compensation Committee engages an independent compensation consulting firm that provides us with no other services.

WHAT WE DON’T DO
✗	No excise tax gross-ups for executive officers.
✗	No repricing or buyout of underwater stock options.
✗	No pledging of Edwards’ securities by directors, executives, employees with a title of “vice president” or above, and “insiders” under our insider trading policy.
✗	No hedging of Edwards’ securities by directors, executives, employees with a title of “vice president” or above, and “insiders” under our insider trading policy.

We align executive compensation with the interests of our stockholders.	Executive compensation programs are designed to avoid excessive risk and foster long-term value creation.	We adhere to strong executive compensation and corporate governance practices.

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EDWARDS LIFESCIENCES CORPORATION

PROXY STATEMENT FOR THE

2018 ANNUAL MEETING OF STOCKHOLDERS

GENERAL MEETING AND VOTING INFORMATION

Our Board is soliciting your proxy for use at the Annual Meeting to be held at 10:00 a.m., PT, on Thursday, May 17, 2018, at our corporate headquarters, located at One Edwards Way, Irvine, California 92614.

Unless the context otherwise requires, references in this Proxy Statement to “Edwards,” “the Company,” “we,” “our,” “us,” and similar terms refer to Edwards Lifesciences Corporation, a Delaware corporation.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on May 17, 2018

We are pleased to take advantage of Securities and Exchange Commission (the “SEC”) rules that allows us to furnish our proxy materials, including our 2017 Annual Report and this Proxy Statement (the “Proxy Materials”), over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of the Proxy Materials. The Notice contains instructions on how to access those documents over the Internet and how to submit your proxy via the Internet. The Notice also contains instructions on how to request a paper copy of the Proxy Materials. All stockholders who do not receive a Notice will receive a paper copy of the Proxy Materials by mail or an electronic copy of the Proxy Materials by e-mail. This process allows us to provide our stockholders with the information they need in a more timely manner, while reducing the environmental impact and lowering the costs of printing and distributing the Proxy Materials. This Proxy Statement and our 2017 Annual Report are available at http://ir.edwards.com/annuals-proxies.cfm.

The Notice and the Proxy Materials are first being made available to stockholders on or about March 29, 2018.

Voting Matters and the Recommendations of the Board

The items of business scheduled to be voted on at the Annual Meeting and our Board’s recommendation on each item are as follows:

Proposal		Board Vote Recommendation
Proposal 1.	Election of Directors	✔ FOR each nominee
Proposal 2.	Advisory Vote to Approve Named Executive Officer Compensation	✔ FOR
Proposal 3.	Ratification of Appointment of Independent Registered Public Accounting Firm	✔ FOR
Proposal 4.	Advisory Vote on a Stockholder Proposal Regarding Action By Written Consent	✗ AGAINST

Stockholders will also be asked to consider and transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof. Pursuant to our Bylaws, the chairman of the Annual Meeting will determine whether any business proposed to be brought before the Annual Meeting has been properly presented. If the chairman determines that the business was not properly brought before the Annual Meeting, the chairman will declare to the Annual Meeting that such business was not properly brought and such business will not be transacted.

Record Date and Stockholders List

The Board has fixed the close of business on March 22, 2018 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders of record entitled to vote at the Annual Meeting will be available for inspection by any stockholder, for any purpose germane to the meeting, during normal business hours, for a period of ten days prior to and including the date of the meeting, at our corporate headquarters located at One Edwards Way, Irvine, California 92614.

    Edwards Lifesciences Corporation    |    2018 Proxy Statement     1

GENERAL MEETING AND VOTING INFORMATION

Who Can Vote

You are entitled to vote your shares at the Annual Meeting if our records show that you held your shares as of the record date, March 22, 2018. At the close of business on that date, 210,520,704 shares of our common stock were outstanding and entitled to vote at the Annual Meeting. We have no other class of voting securities outstanding. Each stockholder is entitled to one vote per share on each proposal to be voted upon at the Annual Meeting.

How to Vote

You may hold Edwards’ shares in multiple accounts and therefore receive more than one proxy card or voting instruction form and related materials. Please vote EACH proxy card and voting instruction form that you receive.

Shares Held of Record.     If you hold your shares in your own name as a holder of record with our transfer agent, Computershare, you may authorize that your shares be voted at the Annual Meeting in one of the following ways:

By Internet	•	If you received a Notice or a printed copy of the Proxy Materials, follow the instructions in the Notice or on the proxy card.
By Telephone	•	If you received a printed copy of the Proxy Materials, follow the instructions on the proxy card.
By Mail	•	If you received a printed copy of the Proxy Materials, complete, sign, date, and mail your proxy card in the enclosed, postage-prepaid envelope.
In Person	•	You may also vote in person if you attend the Annual Meeting.

Shares Held in Street Name.     If you hold your shares through a broker, bank or other nominee (that is, in street name), you will receive instructions from your broker, bank or nominee that you must follow in order to submit your voting instructions to have your shares voted at the Annual Meeting. If you want to vote in person at the Annual Meeting, you must obtain a legal proxy from your broker, bank or other nominee and bring it to the meeting.

Shares Held in Our 401(k) Plan.     If you participate in the Edwards Lifesciences Corporation 401(k) Savings and Investment Plan or the Edwards Lifesciences Technology Sarl Retirement Savings Plan (formerly known as the Edwards Lifesciences Corporation of Puerto Rico Savings and Investment Plan), you will receive a request for voting instructions with respect to the shares allocated to your plan account. You are entitled to direct the plan trustee how to vote your plan shares. If the plan trustee does not receive voting instructions for shares in your plan account, the shares attributable to your account will be voted in the same proportion as the allocated shares for which voting instructions have been received.

Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance of the Annual Meeting as described above so that your vote will be counted if you later decide not to attend or are unable to attend the Annual Meeting.

Deadline to Vote

If you are a stockholder of record, your proxy must be received by telephone or the Internet by 11:59 p.m. ET on May 16, 2018 in order for your shares to be voted at the Annual Meeting. If you are a stockholder of record and you received a printed copy of the Proxy Materials, you may instead mark, sign, date and return the enclosed proxy card, which must be received before the polls close at the Annual Meeting.

If you hold your shares in street name through a broker, bank or other nominee, please follow the instructions provided by the broker, bank or other nominee who holds your shares. If you hold shares in one of our 401(k) plans, to allow sufficient time for voting by the plan trustees, your voting instructions must be received by telephone or the Internet by 11:59 p.m. ET on May 14, 2018.

Appointment of Proxies

The Board has appointed William J. Link, Michael A. Mussallem and Wesley W. von Schack to serve as proxy holders to vote your shares according to the instructions you submit. If you properly submit a proxy but do not indicate how you want your shares to be voted on one or more items, your shares will be voted in accordance with the recommendations of our Board as set forth above under “Voting Matters and the Recommendations of the Board.” With respect to any other matter properly presented at the Annual Meeting, your proxy, if properly submitted, gives authority to the proxy holders to vote your shares on such matter in accordance with their best judgment.

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GENERAL MEETING AND VOTING INFORMATION

Revocation of Your Proxy

If you are a holder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by delivering written notice of revocation to the Corporate Secretary of the Company by submitting a subsequently dated proxy by mail, telephone or the Internet in the manner described above under “How to Vote,” or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not itself revoke an earlier submitted proxy. If you hold your shares in street name, you must follow the instructions provided by your broker, bank or nominee to revoke your voting instructions, or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the Annual Meeting, by attending the Annual Meeting and voting in person.

Any change to your proxy or voting instructions that is provided by telephone or the Internet must be submitted by 11:59 p.m. ET on May 16, 2018, except that if you are voting shares held in one of our 401(k) plans, the deadline is 11:59 p.m. ET on May 14, 2018.

Broker Voting

Brokers holding shares of record for their customers are entitled to vote on certain routine matters, such as the ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”), our independent registered public accounting firm (Proposal 3), without instructions from their customers. However, these brokers are generally not entitled to vote on certain non-routine matters, including the election of directors, matters relating to equity compensation plans or executive compensation, and certain corporate governance proposals, unless their customers submit voting instructions. If you hold your shares in street name through a broker and the broker does not receive your voting instructions, the broker will not be permitted to vote your shares in its discretion on any of the proposals at the Annual Meeting other than the proposal to ratify the appointment of PwC (Proposal 3). If you do not submit voting instructions and your broker votes your shares on Proposal 3 in its discretion, your shares will constitute “broker non-votes” on each of the other proposals.

Quorum

The presence at the Annual Meeting, in person or by proxy, of holders of at least a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum to transact business at the Annual Meeting. Shares represented at the Annual Meeting are counted toward a quorum even if the holder of such shares abstains from voting. Shares held through brokers are not counted toward a quorum unless the broker has authority to vote, and votes such shares, upon at least one matter at the Annual Meeting.

Vote Required on Proposals

The following summary describes the vote required to approve each of the proposals at the Annual Meeting.

Voting Item		Vote Standard	Treatment of Abstentions and Broker Non-Votes
Proposal 1.	Election of Directors	• Majority of votes cast	• Abstentions and broker non-votes not counted as votes cast
Proposal 2. Proposal 3. Proposal 4.	Executive Compensation (Advisory) Ratification of Independent Registered Public Accounting Firm Stockholder Proposal (Advisory)	• Majority of shares represented at the Annual Meeting and entitled to vote on the proposal	• Abstentions will have the effect of votes “against” • Broker non-votes will not be counted as shares entitled to vote on the proposal

Proxy Solicitation Costs

Your proxy for the Annual Meeting is being solicited on behalf of our Board and we will pay the cost of solicitation. At our expense, we will also request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting materials to the beneficial owners of shares held of record by such persons. In addition, we have retained Georgeson Inc. (“Georgeson”) to assist with the distribution and solicitation of proxies for a fee of $20,000, plus expenses for these services. We also agreed to indemnify Georgeson against liabilities and expenses arising in connection with the proxy solicitation unless caused by Georgeson’s gross negligence or intentional misconduct. Georgeson and our officers, directors and regular employees may also solicit proxies by telephone, facsimile, e-mail and personal solicitation. We will not pay additional compensation to our officers, directors and regular employees for these activities.

    Edwards Lifesciences Corporation    |    2018 Proxy Statement     3

BOARD OF DIRECTORS MATTERS

PROPOSAL 1 – ELECTION OF DIRECTORS

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR

General.    Our Board currently consists of eight directors forming one single class of directors, and all directors will be standing for election for a one-year term at the Annual Meeting.

Since our 2017 annual meeting, the Board appointed Leslie S. Heisz as Chairperson of the Audit Committee following the retirement of John T. Cardis. Ms. Heisz, who has served on our Board since July 2016, has a distinguished investment banking career, and her deep financial expertise positions her well to chair the Audit Committee. Since 2010, Ms. Heisz has served on other public company boards further balancing her skills to oversee financial reporting, enterprise and operational risk management.

The Board has nominated the eight individuals identified below for election to the Board, to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified, or until their earlier resignation or removal.

Each of the nominees standing for election has consented to serve as a director if elected. However, if any nominee becomes unable or unwilling for good cause to serve before the election, the shares represented by proxy may be voted for a substitute nominee designated by the Board. No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee, and none of our directors has any family relationship with any other director or with any of our executive officers. More information regarding the Board, the committees of the Board, director independence, and related matters follows this Proposal 1.

Identification and Evaluation of Director Candidates.    Our Board carefully considers the skills, experiences, and diversity of its members as part of a robust process for director evaluation, education, and refreshment. Even though our Compensation Committee makes recommendations to the Board regarding candidates for election as directors of the Company, all members of the Board are very engaged in the process of, and discussions regarding, refreshment.

The Compensation Committee maintains formal criteria for selecting director nominees who will best serve the interests of the Company and its stockholders. These criteria are described in more detail below under “Board Criteria and Diversity Policy.” In addition to these requirements, the Compensation Committee also evaluates whether the candidate’s skills and experience are complementary to the existing Board members’ skills and experience, recognizing that the Board’s skills evolve in order to align with the Company’s strategy as well as emerging risks and opportunities. Some or all of the members of the Compensation Committee interview candidates that meet the criteria and the Compensation Committee selects nominees that it believes best suit the needs of the Board.

Since 2014, the Board has embarked upon a thoughtful and deliberate process of Board refreshment, resulting in the election of five new directors. This process has involved participation of all directors to take advantage of their broad range of expertise and experience as part of the decision-making process.

From time to time, the Compensation Committee may engage the services of an executive search firm to assist in identifying and evaluating candidates for the Board. The Compensation Committee will consider qualified candidates for director nominees suggested by the Company’s stockholders. Stockholders can suggest qualified candidates for director nominees by writing to the Corporate Secretary of the Company at One Edwards Way, Irvine, California 92614. Submissions received that meet the criteria described below are forwarded to the Compensation Committee for further review and consideration. The Compensation Committee does not intend to evaluate candidates proposed by stockholders any differently than other candidates.

Board Criteria and Diversity Policy.    Our Board, led by the Compensation Committee, is responsible for assessing, identifying, evaluating, and, ultimately, recommending to the stockholders, individuals qualified to be directors of the Company. We believe that diverse backgrounds and experiences strengthen Board performance and promote long-term stockholder value creation.

The Compensation Committee’s charter sets forth the membership criteria against which potential director candidates are evaluated. These written membership criteria state that the Company “seeks a board with diversity of background

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PROPOSAL 1 — ELECTION OF DIRECTORS

among its members, including diversity of experience, gender, race, ethnic or national origin, and age.” In performing this responsibility, the Compensation Committee considers women and minority candidates consistent with the membership criteria and the Company’s non-discrimination policies.

The Compensation Committee also seeks director candidates and nominees with the following qualities:

•	intelligence,

•	honesty,

•	perceptiveness,

•	good judgment,

•	maturity,

•	high ethics and standards,

•	integrity,

•	fairness and responsibility,

•	a background that demonstrates an understanding of business and financial affairs and the complexities of a large, multifaceted, global business, governmental or educational organization, and

•	the ability to hold independent opinions and express them in a constructive manner.

Of equal importance, the Compensation Committee and the Board seek individuals who are compatible and able to work well with other directors and executives. The satisfaction of these criteria is implemented and assessed through ongoing consideration of directors and potential nominees by the Compensation Committee and the Board, with a discussion of Board succession planning held at regularly scheduled meetings of the Board and certain specially called meetings. These discussions have included reviews of current director skills against an established skills matrix and consideration of each director’s retirement horizon, as well as the Board’s self-evaluation and peer evaluation processes, as described below under “Board Evaluations.” Based upon these activities and its review of the current composition of the Board, the Compensation Committee and the Board believe that the nominating criteria have been satisfied. As a result, the Board believes its members represent diverse backgrounds and experience that are aligned with our Company’s strategy, including financial, industrial, entrepreneurial, and international experience.

Board Evaluations.    The Board conducts an annual Board and Committee self-evaluation every July or August, soliciting each director’s views on, among other things, Board and Committee performance and effectiveness, size, composition, agenda, processes and schedule. In addition, the directors conduct annual peer evaluations focusing on each individual director’s personal interactions and skills. This is a robust process that culminates in one-on-one meetings during which peer feedback is provided to each director by the General Counsel. Our Board views the self- and peer-evaluation processes as an integral part of its commitment to cultivating excellence and best practices in its performance.

Board Retirement Policy.    As set forth in the Corporate Governance Guidelines, the Board has adopted a retirement policy that no director shall stand for election to the Board after reaching the age of 75.

    Edwards Lifesciences Corporation    |    2018 Proxy Statement     5

PROPOSAL 1 — ELECTION OF DIRECTORS

In light of the robust process described above, our Board believes our nominees’ skills, expertise, and experience and their mix of qualifications and attributes strengthen our Board’s independent leadership and effective oversight of management.

Diverse Range of Qualifications and Skills Represented by Our Nominees
Medical Technology Industry Experience	Executive International Experience	Corporate Governance
Regulatory and Compliance	Senior Leadership	Operations Management
Innovation/Technology	Risk Management	Risk Oversight
Finance and Financial Industry	Human Resources	Financial Reporting

Our Board strives to maintain a highly independent, balanced, and diverse set of directors that collectively possess the expertise to ensure proper oversight.

6         Edwards Lifesciences Corporation    |    2018 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS

Michael A. Mussallem Age: 65 Director Since: 2000	Edwards Board Roles: • Chairman of the Board

Select Professional Experience and Highlights:

•  Edwards Lifesciences Corporation

– Chairman and CEO, since 2000

•  Baxter International Inc.

– Group Vice President, Cardiovascular businesses,
from 1994 to 2000

– Group Vice President, Biopharmaceutical business,
from 1998 to 2000

– Held a variety of positions with increasing responsibility in engineering and product development, from 1979 to 1994

•   Advanced Medical Technology Association (AdvaMed)

– Member of the Board, since 2001

– Member of the Executive Committee, since 2006

– Chairman, from 2008 to 2010

•   University of California, Irvine Foundation

– Member of the Board of Trustees, since 2008

•   Leonard D. Schaeffer Center for Health Policy & Economics at the University of Southern California

– Advisory Member of the Board, since 2014

•   Rose-Hulman Institute of Technology

– Member of the Board of Trustees, since 2017

•   California Healthcare Institute

– Member of the Board, from 1996 to 2014

– Chairman, from 2004 to 2005

•   Forum for Corporate Directors Hall of Fame

•   University of California Irvine Medal Award

•   The Phoenix Conference Lifetime Achievement Award

•   WomenHeart Excellence in Corporate Leadership Wenger Award

Select Skills and Qualifications:

Mr. Mussallem has an extensive knowledge of the medical technology industry in general, and of the people, operations, processes and products of the Company in particular, built over a more than 35-year career with the Company and its predecessor. In addition, in his roles with AdvaMed and other healthcare-related organizations, he has become a recognized leader in the medical technology industry, making important contributions to healthcare policy discussions in California, the United States and the key global markets that the Company serves. These experiences have established relationships, which are helpful in developing our Board’s strategic perspective, and enhanced his leadership of the Company and contributions to our Board.

Kieran T. Gallahue Age: 54 Director Since: 2015	Edwards Board Roles: • Audit Committee Member

Other Current Public Company Directorships:

•  intersect ENT, Inc., since 2015

– Lead Independent Director, since 2015

– Member of the Audit Committee, since 2015

Other Public Company Directorships in Past Five Years:

•  CareFusion Corporation, from 2011 to 2015

•  Volcano Corporation, from 2007 to 2015

Select Professional Experience and Highlights:

•   CareFusion Corporation, a global medical technology company (acquired by Becton, Dickinson and Company in March 2015)

–  Chairman and Chief Executive Officer, from 2011 to 2015

•  ResMed, Inc.

–  Member of the Board, from 2008 to 2011

–  Chief Executive Officer, from 2008 to 2011

–  President, from 2004 to 2011

–  President and COO, Americas, from 2003 to 2004

•  Nanogen, Inc.

–  Various positions, including President and Chief Financial Officer, from 1998 to 2002

•   Prior to 1998, various marketing, sales, and financial positions within Instrumentation Laboratory, the Procter & Gamble Company, and the General Electric Company

•   Served on the Board and Executive Committee, and as Chairman of the International Committee and Treasurer of Advanced Medical Technology Association (AdvaMed)

Select Skills and Qualifications:

Mr. Gallahue provides valuable insights and direction to our Board gained through extensive executive management experience at medical technology companies. His leadership roles on other public company boards and committees and prior experience as a public company chief financial officer also enables him to contribute valuable financial and accounting perspectives to our Board and Audit Committee.

    Edwards Lifesciences Corporation    |    2018 Proxy Statement     7

PROPOSAL 1 — ELECTION OF DIRECTORS

Leslie S. Heisz Age: 57 Director Since: 2016	Edwards Board Roles: • Chair of the Audit Committee

Other Current Public Company Directorships:

•  Public Storage, Independent Trustee, since 2017

–  Member of the Audit and Nominating and Governance Committees, since 2017

Other Public Company Directorships in Past Five Years:

•  Ingram Micro Inc., from 2007 to 2016

•  Towers Watson & Co., from 2012 to 2016

•  HCC Insurance Holdings, Inc., from 2010 to 2014

Select Professional Experience and Highlights:

•   Kaiser Foundation Hospitals and Kaiser Foundation Health Plan, Inc., since 2015

–  Member of the Audit Committee, since 2015

–  Member of the Finance Committee, since 2018

–  Member of the Governance and Community Benefit Committees, from 2015 to 2017

•  Lazard Freres & Co., from 2003 to 2010

– Served as Senior Advisor then Managing Director for six years

•   Dresdner Kleinwort Wasserstein (and its predecessor Wasserstein Perella & Co.), Mergers & Acquisitions and Corporate Finance, from 1995 to 2002

– Served as Director then Managing Director for six years

•  Salomon Brothers Inc., from 1987 to 1995

– Served as Associate then Vice President, Corporate Finance for four years

•  PricewaterhouseCoopers LLP, from 1982 to 1986

– Served as Staff Consultant then Senior Consultant for two years

•   National Association of Corporate Directors’ Directorship 100 Award

Select Skills and Qualifications:

Ms. Heisz’s career in the banking industry, in-depth knowledge of capital markets, and previous public company board and audit committee experience enhances our Board’s ability to effectively oversee financial reporting, enterprise and operational risk management, as well as corporate finance, tax, treasury, and governance matters.

William J. Link, Ph.D. Age: 71 Director since: 2009	Edwards Board Roles: • Chair of the Compensation and Governance Committee

Other Current Public Company Directorships:

•  Second Sight Medical Products, Inc., since 2003

– Member of the Audit and Nominating and Corporate Governance Committees, since 2003

– Chair of the Compensation Committee, since 2014

•  Glaukos Corporation, since 2001 (became a public company in July 2015)

– Chairman, and Member of the Compensation, Nominating and Governance Committee, since 2001

Select Professional Experience and Highlights:

•  Versant Ventures, a venture capital firm investing in early-stage healthcare companies

–  Managing Director and Co-Founder, since 1999

•  Brentwood Venture Capital, since 1998

–  General Partner

•  Chiron Vision (acquired by Bausch & Lomb, Inc.), from 1986 to 1997

–  Founder, Chairman, and Chief Executive Officer

•   American Medical Optics, Inc. (acquired by Allergan, Inc.), from 1978 to 1986

–  Founder and President

•   Before entering the healthcare industry, was an assistant professor in the Department of Surgery at the Indiana University School of Medicine

Select Skills and Qualifications:

Dr. Link’s corporate leadership and long history successfully commercializing products in the medical technology industry provide our Board with a valuable perspective in evaluating the prospects of, and risks associated with, existing business operations. In addition, his extensive experience in identifying new business opportunities and his strong technical and engineering background have proven beneficial in assessing the potential for future innovations.

8         Edwards Lifesciences Corporation    |    2018 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS

Steven R. Loranger Age: 66 Director Since: 2016	Edwards Board Roles: • Compensation and Governance Committee Member

Other Current Public Company Directorships:

•  Xylem Inc., since 2011

– Member of the Audit Committee, since 2011

– Member of the Finance, Innovation, and Technology Committee, since 2017

– Member of the Nominating and Governance Committee, from 2011 to 2017

Other Public Company Directorships in Past Five Years:

•  FedEx Corporation, until 2014

•  ITT Exelis, Inc., until 2013

Select Professional Experience and Highlights:

•  Xylem Inc., a global water technology provider

–  Interim CEO and President, from 2013 to 2014

•  ITT Corporation

– Chairman, President, and CEO, from 2004 to 2011

•  Textron, Inc.

– Executive Vice President and Chief Operating Officer, from 2002 to 2004

•   Honeywell International Inc. and its predecessor company, AlliedSignal, Inc.

–  Various executive positions, including serving as President and Chief Executive Officer of its Engines, Systems and Services businesses, from 1981 to 2002

•   Senior Advisor to the CEO of FlightSafety International and serves on the Boards of the Smithsonian National Air and Space Museum and the Congressional Medal of Honor Foundation (Emeritus)

Select Skills and Qualifications:

Mr. Loranger is a seasoned executive with global manufacturing and operational experience in highly regulated, high-tech industries. His decades of experience leading large, global innovation-focused corporations with intensive data privacy components is particularly valuable to our Board.

Martha H. Marsh Age: 69 Director Since: 2015	Edwards Board Roles: • Compensation and Governance Committee Member

Other Current Public Company Directorships:

•  AMN Healthcare Services, Inc., since 2010

–  Member of the Compensation and Corporate Governance Committees, since 2010

–  Chair of the Compensation Committee, since 2012

•  Owens & Minor Inc., since 2012

–  Chair of the Governance and Nominating Committee, and member of the Compensation and Benefits, and Executive Committees, since 2014

Other Public Company Directorships in Past Five Years:

•  Thoratec Corporation, until 2015

Select Professional Experience and Highlights:

•   Stanford Hospital & Clinics

–  President and Chief Executive Officer, from 2002 until her retirement in 2010

•   University of California Davis Medical Center

–  Chief Executive Officer, from 1999 to 2002

•  University of California Davis Health System

–  Chief Operating Officer, from 1999 to 2002

•  University of Pennsylvania Health System

–  Senior Vice President for Professional Services and Managed Care, from 1996 to 1998

–  Vice President for Managed Care, from 1994 to 1996

Select Skills and Qualifications:

Ms. Marsh’s experience of more than 30 years in an increasingly complex and evolving healthcare system as a president and chief executive officer, combined with years of board experience that includes corporate governance chairmanships, provide a unique perspective as our Board considers the execution of our patient-focused innovation strategy.

    Edwards Lifesciences Corporation    |    2018 Proxy Statement     9

PROPOSAL 1 — ELECTION OF DIRECTORS

Wesley W. von Schack Age: 73 Director Since: 2010	Edwards Board Roles: • Presiding Director • Audit Committee Member

Other Current Public Company Directorships:

•  Teledyne Technologies, since 2006

Other Public Company Directorships in Past Five Years:

•  Bank of New York Mellon Corporation, until 2016

– Former Lead Director and Chair of Executive Committee

Select Professional Experience and Highlights:

•   Energy East Corporation, an energy services company (acquired by Iberdrola S.A. in 2008)

– Chairman, President, and Chief Executive Officer, from 1996 until his retirement in 2009

•   AEGIS Insurance Services, Inc.

– Chairman, since 2006, Chair of the Risk Managers Advisory Committee and Director, since 1997

•   AEGIS Managing Agency Limited, which manages Syndicate 1225 at Lloyd’s of London

– Non-executive Director and member of the Audit Committee, since 2006

Select Skills and Qualifications:

Mr. von Schack’s experience of more than 30 years in the highly regulated energy industry as both a chief executive officer and a chief financial officer, combined with many years of board experience and audit and compensation committee chairmanships, enable him to make significant contributions in assessing and managing risks. In addition, the operational and leadership skills developed over his career have provided valuable insights and support to our Board as its Presiding Director.

Nicholas J. Valeriani Age: 61 Director Since: 2014	Edwards Board Roles: • Compensation and Governance Committee Member

Other Current Public Company Directorships:

•   RTI Surgical, Inc., since 2016

Other Public Company Directorships in Past Five Years:

•   Roka Bioscience, Inc., from 2015 to January 2018

Select Professional Experience and Highlights:

•   Gary and Mary West Health Institute, an independent, nonprofit medical research organization that works to create new, more effective ways of delivering care at lower costs

– Chief Executive Officer, from 2012 to 2015

•  Johnson & Johnson

– Company Group Chairman, Ortho Clinical Diagnostics, from 2009 to 2012

– Member of the Executive Committee

– Vice President, Office of Strategy and Growth, from 2007 to 2009

– Served 34 years in key positions, including Worldwide Chairman, Medical Devices and Diagnostics, and Corporate Vice President, Human Resources

•   Member of the Boards of the Gary and Mary West Health Institute and the Gary and Mary West Health Policy Center

•   Member of the Board of AgNovos Healthcare, since 2016

•   Member of the Board of SPR Therapeutics, since 2018

•   Served on the Boards of the Robert Wood Johnson University Hospital, until 2016, and the Center for Medical Interoperability, until 2015

Select Skills and Qualifications:

Mr. Valeriani’s 40 years of medical technology industry experience in a large and complex global company and experience directing strategy informs his contribution to the development of our innovation strategy and assessment of future business opportunities. In addition, his background in human resources enables him to contribute valuable insights to the Compensation and Governance Committee.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR

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BOARD OF DIRECTORS MATTERS

CORPORATE GOVERNANCE POLICIES AND PRACTICES

Corporate Governance Highlights.    The Company and the Board take seriously our commitment to good corporate governance. We believe the regular review of our corporate governance practices with current issues and trends in mind, the discussions we hold with our stockholders and advisers and the practice enhancements we consider as a result, help us to compete more effectively, sustain our successes and build long-term value for our stockholders. Our commitment to good corporate governance practices and accountability to stockholders is described in the following chart.

WHAT WE DO
✓	Annual election of directors
✓	Board refreshment and director skill set aligned with corporate strategy
✓	Majority vote standard in uncontested elections, with director resignation policy
✓	Special stockholders meetings can be called by stockholders owning at least 15% of our outstanding shares
✓

Proxy access right to permit a stockholder, or a group of up to 30 stockholders, owning at least 3% of our outstanding shares continuously for at least 3 years, to nominate up to the greater of 2 directors or 20% of our Board for inclusion in our proxy statement

✓	Independent Board, all but our Chief Executive Officer
✓	Executive session of independent directors held at each Board and committee meeting
✓	Independent Presiding Director provides strong independent leadership of our Board
✓	Retirement policy for directors
✓	Annual Board and committee self-evaluations and peer reviews
✓	Encourage continuing director education with designated annual reimbursement policy
✓	Formal director orientation and continuing education program
✓	Nonemployee directors expected to hold net shares upon vesting or exercise of equity awarded after 2011 until Board service ends
✓	Senior management succession planning considered at each regularly scheduled Board meeting
✓	Active stockholder engagement
✓	Robust code of ethics in our Global Business Practice Standards
✓	Board oversight of risk management
✓	Corporate sustainability report
✓	“Clawback” policy for performance-based compensation

WHAT WE DON’T DO
✗	No pledging or hedging of Edwards’ securities by directors, executives, employees with a title of “vice president” or above and “insiders” under our insider trading policy
✗	No stockholder rights plan (“poison pill”)
✗	No supermajority voting provisions in the Company’s organizational documents

Active Stockholder Engagement Program.    The Board and management are committed to engaging with Edwards’ stockholders. Throughout the year our CEO, CFO and Vice President of Investor Relations meet, by phone and face-to-face, with current and prospective stockholders to discuss Edwards’ strategy, business and financial results. Our Corporate Secretary and Investor Relations teams, together with other members of management and, from time to time, our Presiding Director, engage stockholders to solicit their views and feedback on corporate governance, compensation and other related matters and to discuss the issues that matter most to our stockholders. Stockholder feedback is shared with the Board and its committees, which enhances our corporate governance practices, facilitates future dialogue between stockholders and the Board and provides additional transparency to our stockholders. Since the 2017 Annual Meeting, our Corporate Secretary and Investor Relations teams contacted our top stockholders representing more than 55% of our outstanding shares. In this engagement, we received feedback from stockholders on a range of issues including corporate governance, executive compensation, and sustainability.

    Edwards Lifesciences Corporation    |    2018 Proxy Statement     11

BOARD OF DIRECTORS MATTERS

Over time, we have amended our Charter and Bylaws to adopt various stockholder rights and to align our corporate governance practices with our stockholders’ interests.

Topic	Action Taken in Response to Stockholder Feedback

Proxy Access	• Adopted proxy access at 3% and 3 year ownership and holding period duration thresholds

Right to Call Special Meetings

•  In response to a non-binding stockholder proposal requesting the right to act by written consent, engaged with stockholders representing over 50% of shares outstanding to better understand investor views and, in response to feedback received, reduced the threshold to call a special meeting to 15%

•  Amended our Bylaws to permit holders of 25% of outstanding shares to call a special meeting

Declassified Board	• Amended our Charter to eliminate the classified board
No Supermajority Voting	• Amended our Charter to eliminate supermajority voting

Poison Pill	• Did not renew poison pill when it expired in March 2010
Majority Voting in Director Elections	• Amended our Bylaws to provide for majority voting in uncontested director elections

Director Independence.    Under the corporate governance rules of the New York Stock Exchange (“NYSE”), a majority of the members of the Board must satisfy the NYSE criteria for independence. No director qualifies as independent unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company). The Board has determined that each of Mr. Gallahue, Ms. Heisz, Dr. Link, Mr. Loranger, Ms. Marsh, Mr. Valeriani and Mr. von Schack is independent under the NYSE rules. Mr. Mussallem is not independent as a result of his position as our Chief Executive Officer. The Board had also determined that Mr. Cardis, who retired from the Board in 2017, was independent during his Board service.

Corporate Governance Guidelines.    Our Board has adopted a set of Corporate Governance Guidelines (the “Governance Guidelines”) to assist the Board and its committees in performing their duties and serving the best interests of the Company and its stockholders. The Governance Guidelines cover topics including, but not limited to, director selection and qualification, director responsibilities and operation of the Board, director access to management and independent advisors, director compensation, director orientation and continuing education, succession planning, recoupment of performance-based compensation and the annual evaluations of the Board. The Governance Guidelines are available on our website at www.edwards.com under “Investors—Corporate Governance.”

Board Leadership Structure.    Our Chief Executive Officer also serves as the Chairman of the Board. This leadership structure has been in place since we first became a public company in 2000. Our Board believes it has been and continues to be effective for our Company. Under this model, the Company has experienced strong financial and operational growth over its 18 years as a public company, most recently providing a cumulative total return of 150% to stockholders from 2012 to 2017. We have a single leader, and our Chairman and Chief Executive Officer is seen by customers, business partners, investors and others as providing strong leadership for the Company in the communities we serve and in our industry. Our Board believes that combining the roles of Chairman and Chief Executive Officer has fostered a more constructive and cooperative relationship between the Board and management, and that their communications are more open and effective than they would be under a different structure. Our Board also believes that, given its size and constructive working relationships, changing the existing structure would not improve the Board’s performance. The directors bring a broad range of leadership experience to the boardroom and regularly contribute to the thoughtful discussion involved in overseeing the affairs of the Company. All directors are well-engaged in their responsibilities, express their views, and are open to the opinions expressed by other directors.

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BOARD OF DIRECTORS MATTERS

Our Board believes that it is important to have an active, engaged and independent Board. Our Governance Guidelines provide that a substantial majority of our Board and all of the members of our Audit Committee and Compensation Committee will be independent under the applicable rules of the NYSE. All members of our Board, other than the Chairman, are independent. In order to assure that the independent directors are not inappropriately influenced by management, the non-management members of the Board meet in executive session, without management, in conjunction with each regularly scheduled meeting of the Board and each committee, and otherwise as deemed necessary. These executive sessions allow directors to speak candidly on any matter of interest, without the CEO or other members of management present. Our Governance Guidelines provide that if our Chairman is not independent, our independent directors shall annually select an independent director to serve as Presiding Director. Mr. von Schack is currently designated as the Presiding Director and, as such, he presides at the executive sessions of the Board.

In discharging his responsibilities under our Governance Guidelines, Mr. von Schack:

•	serves as a liaison between the independent members of the Board and the Chairman and other members of management;

•	provides feedback to management from the Board’s executive sessions;

•	coordinates the activities of the independent directors, including calling meetings of the independent directors as necessary and appropriate to address their responsibilities;

•	provides advice and counsel to the Chairman; and

•	consults and directly communicates with major stockholders, as appropriate, including participation in the Company’s stockholder outreach efforts.

Board Role in Risk Oversight.    Effective risk oversight is an important priority of the Board. Its role includes understanding the critical risks in the business, allocating the responsibilities for risk oversight among the full Board and its committees, evaluating the Company’s risk management processes and facilitating open communication between management and the directors.

While the Board oversees risk management, the Company’s management is charged with managing risk and bringing to the Board’s attention emerging risks as well as the most material risks. We have robust internal processes that facilitate the identification and management of risks and assure regular communication with the Board and the Audit Committee.

At least once per quarter, the Company’s management provides the full Board with an analysis of the Company’s most significant risks.

The Board implements its risk oversight function both as a whole and through delegation to its committees. Both committees play significant roles in carrying out the risk oversight function.

The Audit Committee oversees risks related to the financial statements, the financial reporting process and accounting matters. It also regularly reviews Edwards’ risk management processes and enterprise-wide risk management, focusing primarily on manufacturing processes and supplier quality, product development processes and systems, continuity of our operations and regulatory compliance issues. The Audit Committee also regularly reviews treasury risks (insurance, credit, debt, currency risk and hedging programs), legal and compliance risks, information technology infrastructure and cyber-security risk, and other risk management functions. In addition, the Audit Committee considers risks to the Company’s reputation and related to the maintenance of a confidential anonymous reporting hotline for ethical and compliance issues. The Audit Committee periodically receives reports on, and discusses, the risk management and escalation process and reviews significant risks and exposures with the subject matter experts in management, the internal auditors, or the independent public accountants who identity the risks and report them to the Audit Committee.

The Compensation Committee considers risks related to succession planning, the attraction and retention of talent and risks relating to the design of compensation programs and arrangements. As part of its normal review of these risks, the Compensation Committee considers the Company’s compensation policies and practices to determine if their structure or implementation provides incentives to employees to take unnecessary or inappropriate risks that could have a material adverse effect on the Company. The Compensation Committee also reviews compensation and benefits plans affecting employees, in addition to those applicable to executive officers. The Compensation Committee has determined that the implementation and structure of the compensation policies and practices do not encourage unnecessary and inappropriate risks that could have a material adverse effect on the Company. The Compensation Committee further

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BOARD OF DIRECTORS MATTERS

determined that the Company’s compensation programs and practices appropriately encourage employees to maintain a strong balance sheet, improve operating performance and create value for stockholders, without encouraging unreasonable or unrestricted risks. In making these determinations, the Compensation Committee considered the views of the Company’s compensation staff, legal counsel and internal audit team, as well as its Compensation Consultant (as defined below). In addition, the Compensation Committee oversees risks associated with the Company’s political activities and expenditures, as well as its sustainability practices.

The full Board considers strategic risks and opportunities and regularly receives reports from the committees regarding risk oversight in their areas of responsibility. Our Board believes that the processes it has established for overseeing risk would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of leadership structure as described under “Board Leadership Structure” above.

Meetings of the Board.    During the year ended December 31, 2017, the Board held seven meetings. Each director attended at least 75% of the total of all meetings of the Board and any applicable committee held during the period of his or her tenure in 2017.

The Company encourages, but does not require, its directors to attend annual meetings of stockholders. All but one of our then-current directors attended the 2017 annual meeting.

Board Composition.    Our Board has fixed the number of directors at eight.

The ages of our directors range from 54 to 73, with an average age of approximately 65. We believe in a balanced approach to director tenure that allows the Board to benefit from a mix of newer directors who bring fresh perspectives and seasoned directors who bring continuity and a deep understanding of our business. Director lengths of service on our Board range from approximately two years to approximately 17 years, with an average tenure of approximately six years. Our Board gender diversity is 25%. None of our directors currently serves on the boards of directors of more than two other public companies.

Committees of the Board.    To facilitate independent director review, and to make the most effective use of the directors’ time and capabilities, we have established the Audit Committee and the Compensation and Governance Committee. The Board is permitted to establish other committees from time to time as it deems appropriate.

Audit Committee

Audit Committee Membership
Leslie S. Heisz, Chair
Kieran T. Gallahue
Wesley W. von Schack

Key Highlights:

•	Ms. Heisz was appointed as Chair of the Audit Committee on May 11, 2017 after Mr. Cardis retired at the 2017 annual meeting of stockholders.

•	Each member is “independent,” “financially literate,” and an “audit committee financial expert” under applicable rules of the NYSE and the SEC.

•	The Audit Committee held nine meetings in 2017.

Purpose.    The Audit Committee assists the Board in fulfilling its oversight responsibilities relating to:

•	the integrity of the Company’s financial statements;

•	compliance with legal and regulatory requirements;

•	monitoring the independent registered public accounting firm’s qualifications, performance and independence;

•	the performance of the Company’s internal audit function;

•	the Company’s investment and hedging activities; and

•	enterprise-wide risk management practices.

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BOARD OF DIRECTORS MATTERS

The Company has a full-time internal audit function that reports to the Audit Committee and to the CFO, and is responsible for, among other things, objectively reviewing and evaluating the adequacy, effectiveness and quality of the Company’s system of internal controls. The Company also has a Chief Responsibility Officer who manages the Company’s ethics and compliance programs reporting to the Audit Committee and the CEO.

The Audit Committee appoints, retains, terminates, determines compensation for, and oversees the independent registered public accounting firm, reviews the scope of the audit by the independent registered public accounting firm and inquiries into the effectiveness of the Company’s accounting and internal control functions. The Audit Committee also assists the Board in establishing and monitoring ethics and compliance with the Global Business Practice Standards of the Company. The Company’s Global Business Practice Standards are posted on our website at www.edwards.com under “About Us—Corporate Responsibility.” The Audit Committee also reviews, with the Company’s management and the independent registered public accounting firm, the Company’s policies and procedures with respect to risk assessment and risk management and reviews and approves or ratifies any related party transactions, as described under “Other Matters and Business—Related Party Transactions” below.

The full responsibilities of the Audit Committee are included in its written charter, which is posted on our website at www.edwards.com under “Investors—Corporate Governance.”

Compensation and Governance Committee

Compensation and Governance Committee Membership
William J. Link, Ph.D., Chair
Steven R. Loranger
Martha H. Marsh
Nicholas J. Valeriani

Key Highlights:

•

Each member is “independent” under the rules of the NYSE, a “nonemployee director” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an “outside director” as defined in Treasury Regulation § 1.162-27(e)(3).

•	The Compensation Committee held five meetings in 2017.

Purpose.     The Compensation Committee’s responsibilities include:

•	determining the compensation of executive officers and recommending to the Board the compensation of outside directors;

•	exercising the authority of the Board concerning employee benefit plans;

•	advising the Board on other compensation and employee benefit matters and approving the compensation clawback policy applicable to our executive officers; and

•	overseeing the evaluation of the Board and executive officers.

In making its decisions, the Compensation Committee considers recommendations provided by our CEO and Corporate Vice President of Human Resources regarding compensation of the NEOs (other than the CEO), as further described under “Compensation Discussion and Analysis—Compensation Process” below. The Compensation Committee has also delegated to the CEO the authority to grant stock options or other equity awards to eligible employees who are not executive officers.

In 2017, the Compensation Committee retained the services of Semler Brossy Consulting Group as its independent compensation Consultant (“Compensation Consultant”). See “Compensation Discussion and Analysis—Independent Compensation Consultant” for additional information regarding the Compensation Committee’s engagement of its Compensation Consultant.

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BOARD OF DIRECTORS MATTERS

The Compensation Committee also advises the Board on Board committee structure and membership and corporate governance matters. It evaluates the governance environment, receives feedback from management interactions with stockholders, and reviews and recommends to the Board corporate governance enhancements that are in the best interest of the Company and its stockholders.

The Compensation Committee also oversees Edwards’ political activities, including the periodic review of its policy on political expenditures and its payments that may be used for political purposes, and confirms that political expenditures from corporate funds are consistent with the policy. In addition, the Compensation Committee reviews and oversees Edwards’ principles, programs and practices on sustainability topics, including environmental and social affairs. Reports concerning political activities and sustainability efforts and metrics are presented periodically to the Compensation Committee.

The full responsibilities of the Compensation Committee are included in its written charter, which is posted on our website at www.edwards.com under “Investors—Corporate Governance.”

Succession Planning.    Our Board is actively engaged and involved in talent management to identify and cultivate our future leaders. At every Board meeting, directors discuss the Company’s leadership and talent development. Our directors also have an opportunity to meet with Company leaders, including executive officers, business group leaders and functional leaders through regular reports to the Board from senior management, technology showcases and meals with management. In addition, Board members have freedom of access to all employees, and have made site visits to meet local management.

We maintain a robust mid-year and annual performance review process for our employees, as well as a leadership development program that cultivates leadership principles in our future leaders. Management develops leadership at lower levels of the organization by identifying key talent and exposing them to the skills and capabilities that will allow these individuals to become future leaders.

Communications with the Board.    Any interested party who desires to contact any member of the Board, including the Presiding Director or the non-management members of the Board as a group, may write to any member or members of the Board at: Board of Directors, c/o Corporate Secretary, Edwards Lifesciences Corporation, One Edwards Way, Irvine, California 92614. Communications will be received by the Corporate Secretary of the Company and, after initial review and determination of the nature and appropriateness of such communications, will be distributed to the appropriate members of the Board depending on the facts and circumstances described in the communication.

CORPORATE SOCIAL RESPONSIBILITY

Our Board recognizes the importance of our sustainability initiatives and the need to provide effective oversight. Our Compensation Committee maintains formal oversight responsibilities with regular discussions at meetings of the full Board. We have established a robust framework for ensuring that our efforts are properly managed and implemented including the establishment of a cross-functional Sustainability Council which includes leaders from across the organization.

We received numerous recognitions for our sustainability and environmental responsibilities practices in 2017, some of which are highlighted below:

•	Ethisphere’s World’s Most Ethical Companies;

•

First time constituent of the DJSI ESG North America Index—the Dow Jones Sustainability North America tracks the performance of the top 20% of the 600 largest United States and Canadian companies in the S&P Global Broad Market Index that lead the field in sustainability;

•

CPA-Zicklin Trendsetter from the 2017 CPA-Zicklin Index of Corporate Political Disclosure and Accountability—companies in the S&P 500 are scored for their corporate political policies, disclosure and oversight transparency; and

•

Constituent of the global MSCI ACWI ESG Leaders Index—index provides exposure to companies with high ESG performance relative to their sector peers and consists of large and mid-cap companies across 23 Developed Markets and 24 Emerging Markets countries.

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BOARD OF DIRECTORS MATTERS

Edwards’ Sustainability Report discusses our programs and practices designed to promote ethical business practices, good corporate governance, and the well-being and health of our environment, employees, and the communities in which we live and work. We conducted a comprehensive materiality assessment through engagement with internal and external stakeholders that identified the sustainability topics that matter most for the Company. Sustainability targets were set that align with our five Corporate Aspirations. And, we published our Sustainability Metrics at-a-Glance to provide a snapshot of our environmental, social responsibility, and corporate governance data. Our Sustainability Report is posted on our website at www.edwards.com under “About Us – Corporate Responsibility.”

Board Oversight Over Environmental, Sustainability, and Corporate Social Responsibility

Our Board has designed robust internal processes to oversee our

Company’s sustainability principles, strategies, and initiatives

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BOARD OF DIRECTORS MATTERS

DIRECTOR COMPENSATION

In 2017, changes were made to the director compensation program to align director pay with the peer median:

•	eliminated the initial equity award granted to new nonemployee directors;

•	eliminated Committee meeting fees paid for attendance at Committee meetings;

•	increased the annual retainer paid to each nonemployee director from $60,000 to $65,000;

•	increased the annual equity grant value from $200,000 to $225,000;

•	increased the Audit Committee Chair’s fee from $20,000 to $25,000;

•	added an Audit Committee member annual retainer fee of $5,000; and

•	added a $1,500 per meeting fee, but only if meetings exceeded 10 meetings for the Board, 10 meetings for the Audit Committee, or 7 meetings for the Compensation and Governance Committee.

Director Compensation Table – 2017

The following table presents the 2017 compensation paid or awarded to each individual who served as a nonemployee director at any time during 2017. The compensation paid to Mr. Mussallem is presented in the “Executive Compensation” disclosures beginning on page 42. Mr. Mussallem does not receive additional compensation for his service as a director.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Total ($)
Mr. Cardis(3)	$10,000	—	—	$10,000
Mr. Gallahue	14,000	$224,940	$60,360	299,300
Ms. Heisz	33,000	224,940	60,360	318,300
Dr. Link	23,000	289,967	—	312,967
Mr. Loranger	4,000	289,967	—	293,967
Ms. Marsh	69,000	224,940	—	293,940
Mr. von Schack	39,000	289,967	—	328,967
Mr. Valeriani	69,000	224,940	—	293,940

(1)

Consists of annual retainer fees and meeting fees for service as a director and a member of Board committees. Please see the “Retainers and Fees” section below. Excludes retainer fees deferred into stock-based awards, as described in footnote 2 below.

(2)	Includes annual retainer fee deferred into a stock or option award, as the case may be, under the Nonemployee Directors Program (as defined below).

Amounts disclosed in these columns reflect the aggregate grant-date fair value of the stock award or option award, as applicable, granted to our nonemployee directors during 2017 as determined under the principles used to calculate the grant-date fair value of equity awards for purposes of our financial statements in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. For a discussion of the assumptions and methodologies used to value the awards reported in these columns, please see the discussion of stock awards and option awards contained in Note 13 of the “Notes to Consolidated Financial Statements” in the 2017 Annual Report.

Please see the information under “Nonemployee Directors Stock Incentive Program” and “Outstanding Nonemployee Director Equity Awards” below for the grant-date fair value of each stock and option award granted to our nonemployee directors in 2017 as well as the stock and option awards held by each nonemployee director at the end of 2017.

(3)	Mr. Cardis retired from the Board on May 11, 2017 in accordance with the Company’s director retirement policy.

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BOARD OF DIRECTORS MATTERS

Retainers and Fees.    Nonemployee directors received the following retainers and fees in 2017:

Nonemployee Director Retainers and Fees
Annual Retainers
Nonemployee Director	$65,000
Presiding Director	$25,000
Audit Committee Chair	$25,000
Audit Committee Member	$5,000
Additional Meeting Fees if meetings exceed the following:	$1,500	*
– 10 meetings for the Board
– 10 meetings for the Audit Committee
– 7 meetings for the Compensation and Governance Committee
Compensation Committee Chair	$18,000
*	Per meeting; Meeting fees cannot be deferred.

A director may elect to receive stock options or restricted shares in lieu of the annual cash retainers as described in “Deferral Election Program” below. Meeting fees, however, cannot be deferred. Retainers are paid in advance. Directors beginning service during the year receive a prorated amount of the retainer.

Nonemployee Directors Stock Incentive Program.    In order to align the nonemployee directors’ interests more closely with the interests of our stockholders, we have implemented our Nonemployee Directors Stock Incentive Program (the “Nonemployee Directors Program”), pursuant to which each nonemployee director receives an annual grant of options for up to 40,000 shares of our common stock, or RSUs for up to 16,000 shares of our common stock, or a combination of options and RSUs with a maximum grant-date value of approximately $225,000, which was increased from $200,000 in 2017. The Compensation Committee recommends to the Board for its approval the actual amount and type of award for each year.

The annual equity award is granted on the day after our annual meeting. The option exercise price is the closing price of our common stock on the grant date. Options are valued as of the grant date using the Black-Scholes valuation model, and the RSUs are valued at the fair market value of the common stock on the grant date.

On May 12, 2017, each nonemployee director who was serving on that date received 2,034 RSUs as an annual grant (the grant-date fair value of such award was $224,940, determined as noted in footnote (2) to the Director Compensation Table above).

These RSUs vest 100% upon the earlier of the completion of one year of service on the Board measured from the grant date, or the date of the next annual meeting, subject to earlier vesting in the event of the nonemployee director’s death or disability. Once the RSUs vest, the shares must be held until the nonemployee director no longer serves on the Board.

Prior to 2017, upon a nonemployee director’s initial election to the Board, the new nonemployee director received a grant of the number of RSUs or stock options determined by dividing $200,000 by the fair value of a share on the grant date for RSUs, or the fair value of an option on the grant date, estimated using the Black-Scholes valuation model, and in either case rounding up to the nearest whole share, provided that in no event shall such number exceed twenty thousand (20,000) shares. Initial stock option awards vest one-third each year over three years from the grant date, subject to the nonemployee director’s continued service on the Board, and subject to earlier vesting in the event of the nonemployee director’s death or disability. The exercise price of an option is the closing price of our common stock on the date of the award. With respect to initial stock option awards granted after May 14, 2013, the shares of our common stock issued upon exercise of the options must be held until the nonemployee director no longer serves on the Board.

Deferral Election Program.    In lieu of all or part of a nonemployee director’s annual cash retainer, the director may elect to receive either stock options or restricted shares under the Nonemployee Directors Program. If a director makes a timely election to receive stock options, such options are granted on the date the cash retainer would otherwise have been paid, and the number of shares subject to the option is equal to four times the number of shares that could have been purchased on the grant date with the amount of the director’s cash retainer that was foregone to receive the award. The options are exercisable and vested in full on the grant date, and the exercise price per share is the fair market value of the

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BOARD OF DIRECTORS MATTERS

common stock on the grant date. If a director makes a timely election to receive a restricted share award, the shares are granted on the date the cash retainer would otherwise have been paid, and the number of shares granted is equal to the portion of the cash retainer to be paid in the form of restricted shares divided by the fair market value per share of the common stock on the grant date. The restrictions on the restricted shares lapse upon the earlier of (1) the one-year anniversary of the grant date or (2) the date of the next regular annual meeting of stockholders at which members of the Board are to be elected.

On May 12, 2017, Mr. Gallahue and Ms. Heisz each received 2,352 stock options in lieu of his or her annual cash retainer (the grant-date fair value of each such award was $60,360, determined as noted in footnote (2) to the table above). On the same date, Messrs. Loranger and von Schack, and Dr. Link each received a grant of 588 restricted shares in lieu of his annual cash retainer (the grant-date fair value of each such award was $65,027, determined as noted in footnote (2) to the Director Compensation Table above).

Directors’ Stock Ownership Guidelines and Holding Requirement.    Under the stock ownership guidelines, each nonemployee director is expected to own shares of our common stock equal to $360,000. This amount equals almost six times the annual cash retainer received by each nonemployee director. Stock that is counted toward meeting the guideline includes any shares owned outright, restricted stock, RSUs and 25% of the value of vested, in-the-money stock options. Upon vesting or exercise of equity awarded after 2011, each director is required to hold the underlying common stock (net of any shares sold to cover the exercise price and applicable taxes) until the director’s Board service ends. The holding requirement does not apply to equity awards directors elect to receive in lieu of their cash retainers.

Expense Reimbursement Policy.    Directors are reimbursed for travel expenses related to their attendance at Board and committee meetings as well as for the costs of attending director continuing education programs.

The Board may change compensation arrangements for nonemployee directors from time to time.

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BOARD OF DIRECTORS MATTERS

Outstanding Nonemployee Director Equity Awards

The following table sets forth, as of December 31, 2017, the stock options and unvested stock awards (RSUs and restricted shares) held by each nonemployee director who served on the Board in 2017.

		Option Awards					Stock Awards
Name	Grant Date	Exercise Price ($)	Unvested Option Awards (#)		Option Awards Vested and Outstanding (#)		Stock Awards Not Vested (#)
Mr. Gallahue	02/19/2015	$66.860	3,584	(1)	7,168	(1)	—
	05/12/2017	110.590	—		2,352	(2)	—
	05/12/2017	—	—		—		2,034	(3)

Total		—	—		9,520		2,034

Ms. Heisz	07/14/2016	107.030	4,372	(1)	2,185	(1)	—
	05/12/2017	110.590	—		2,352	(2)	—
	05/12/2017	—	—		—		2,034	(3)

Total		—	—		4,537		2,034

Dr. Link	05/12/2017	—	—		—		2,034	(3)
	05/12/2017	—	—		—		588	(4)

Total		—	—		—		2,622

Mr. Loranger	05/12/2016	105.590	4,400	(1)	2,199	(1)	—
	05/12/2017	—	—		—		2,034	(3)
	05/12/2017	—	—		—		588	(4)

Total		—	—		2,199		2,622

Ms. Marsh	11/19/2015	77.965	3,192	(1)	6,382	(1)	—
	05/12/2017	—	—		—		2,034	(3)

Total		—	—		6,382		2,034

Mr. von Schack	05/12/2017	—	—		—		2,034	(3)
	05/12/2017	—	—		—		588	(4)

Total		—	—		—		2,622

Mr. Valeriani	11/13/2014	62.275	—		11,536	(1)	—
	05/12/2017	—	—		—		2,034	(3)

Total		—	—		11,536		2,034

(1)	Initial stock option awards vest one-third annually on the anniversary of the grant date, subject to the nonemployee director’s continued service on the Board.

(2)	Annual retainer fees deferred into stock options under the Deferral Election Program vest 100% immediately upon grant.

(3)	Annual awards vest on the earlier of (i) the one-year anniversary of the grant date or (ii) the date of the next regular annual meeting of stockholders at which members of the Board are to be elected.

(4)

Annual retainer fees deferred into restricted shares under the Deferral Election Program vest on the earlier of (i) the one-year anniversary of the grant date or (ii) the date of the next regular annual meeting of stockholders at which members of the Board are to be elected.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s common stock as of February 28, 2018 by each stockholder known by the Company to own beneficially more than 5% of the Company’s common stock. Percent of beneficial ownership is based upon 210,437,220 shares of the Company’s common stock outstanding as of February 28, 2018.

Principal Stockholder Name and Address	Total Shares Beneficially Owned	Percentage of Class
BlackRock, Inc.(1) 55 East 52nd Street New York, NY 10055	15,410,737	7.32%
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	21,328,999	10.14%

(1)

Based solely on information contained in the Schedule 13G/A filed with the SEC by BlackRock, Inc. on its own behalf, on January 29, 2018. The Schedule 13G/A indicates BlackRock, Inc. has sole voting power for 13,392,921 shares and sole dispositive power for 15,410,737 shares.

(2)

Based solely on information contained in the Schedule 13G/A filed with the SEC by The Vanguard Group, on its own behalf, on February 9, 2018. The Schedule 13G/A indicates The Vanguard Group has sole voting power for 300,699 shares, shared voting power for 44,779 shares, sole dispositive power for 20,990,147 shares and shared dispositive power for 338,852 shares.

The following table sets forth certain information regarding beneficial ownership of the Company’s common stock as of February 28, 2018 by (i) each of the NEOs (as named below); (ii) each of our directors; and (iii) all of our directors and executive officers as a group. Percent of beneficial ownership is based upon 210,437,220 shares of the Company’s common stock outstanding as of February 28, 2018.

Under the column “RSUs and Shares Underlying Options,” we include the number of shares that could be acquired within 60 days of February 28, 2018 pursuant to the exercise of stock options or the vesting of stock awards. These shares are not deemed outstanding for purposes of computing the beneficial ownership of any other person. Unless otherwise indicated, we believe that the stockholders listed have sole voting and investment power with respect to all shares, subject to applicable community property laws.

Named Executive Officers, Executive Officers and Directors:	Outstanding Shares Beneficially Owned(1)	RSUs and Shares Underlying Options	Total Shares Beneficially Owned	Percentage of Class
Mr. Mussallem	822,032	1,566,820	2,388,852	1.14%
Mr. Ullem	61,659	264,011	325,970	*
Mr. Bobo	88,640	251,683	339,801	*
Ms. Szyman	14,424	53,996	68,420	*
Mr. Wood	98,828	156,377	255,205	*
Mr. Gallahue	11,566	13,104	24,670	*
Ms. Heisz	—	4,537	4,537	*
Dr. Link	38,562	—	38,562	*
Mr. Loranger	7,529	2,199	9,728	*
Ms. Marsh	1,941	6,382	8,323	*
Mr. von Schack	37,894	—	37,894	*
Mr. Valeriani	4,983	11,536	16,519	*
All directors and executive officers as a group (14 persons)	1,297,645	2,574,521	3,872,088	1.84%

*	Less than 1%

(1)

Includes shares held by family trust, members of his or her household, or jointly as follows: Mr. Mussallem, 698,095; Mr. Ullem, 61,659; Mr. Bobo, 67,968; Ms. Szyman, 3,942; Mr. Gallahue, 11,566; Dr. Link, 16,000; and Mr. von Schack, 5,000.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE OFFICERS

Set forth below is the biographical information regarding our current executive officers, other than Mr. Mussallem, whose biographical information is set forth under “Proposal 1—Election of Directors—Director Nominees” above. None of the executive officers has any family relationship with any other executive officer or any of our directors.

Donald E. Bobo, Jr., age 56. Mr. Bobo has been Corporate Vice President since 2007 and is responsible for Edwards’ corporate strategy and corporate development functions. In addition, Mr. Bobo has executive responsibility for the Company’s disease awareness and heart failure initiatives, as well as the healthcare solutions and commercial services team. Mr. Bobo has more than 30 years of experience in the medical products and healthcare industry and has served in various operating roles at Edwards, including most recently, the leadership of the Company’s transcatheter mitral and tricuspid therapies organization and the global heart valve therapy business and global valve manufacturing operations. Prior to joining Edwards in 1995, Mr. Bobo held a variety of roles with increasing levels of responsibility with American Hospital Supply and Baxter Healthcare Corporation. Mr. Bobo has served on the Board of Innerspace Neuro Solutions Inc. since 2013. He has served on the Board and Executive Committee of the California Life Sciences Association since 2015 and as its Chairman of the Board since May 2017.

Jean-Luc Lemercier, age 60. Mr. Lemercier has been Corporate Vice President, EMEA (Europe, Middle East and Africa), Canada and Latin America since July 2017. Prior to assuming his current role, Lemercier served as Vice President of Transcatheter Heart Valves EMEA from 2008. Under his leadership, Edwards successfully launched the SAPIEN transcatheter heart valve technology and built its leadership position in Europe. Before joining Edwards, Mr. Lemercier served in various leadership roles with Johnson & Johnson Cordis from 1996 to 2008, including leader of the structural heart disease group in the United States; Vice President of New Business Development in Europe; Vice President of the Cordis Cardiology Division in Belgium; and General Manager of Cordis France. Mr. Lemercier has more than 30 years of medical technology experience, beginning with Baxter in France, and held several sales and marketing management positions within Baxter Europe and the United States. Mr. Lemercier has served on the Board of CARMAT since January 2017.

Catherine M. Szyman, age 51. Ms. Szyman has been Corporate Vice President, Critical Care since 2015. Prior to 2015, she was employed for more than 20 years at Medtronic, LLC, where she served as its Senior Vice President and President of Medtronic’s global diabetes business from 2009 to 2014, overseeing research, development, operations, sales and marketing for Medtronic’s insulin infusion pumps and continuous glucose monitoring systems. Prior to that, she held a variety of leadership roles at Medtronic, including Senior Vice President of Corporate Strategy and Business Development, General Manager of Endovascular Innovations and Vice President of Finance for the Cardiovascular Business. Ms. Szyman previously served on the Boards of Tornier, Inspire Medical Systems, and the California Healthcare Institute.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Scott B. Ullem, age 51. Mr. Ullem became Corporate Vice President, Chief Financial Officer in January 2014. Prior to joining Edwards, he served from May 2010 to December 2013 as Chief Financial Officer of Bemis Company Inc., a publicly traded global supplier of packaging and pressure sensitive materials used in leading food, consumer, and healthcare products. Mr. Ullem also had leadership responsibility for one of Bemis’ three business segments and the company’s information technology function. Before joining Bemis, Mr. Ullem spent 17 years in investment banking, serving as Managing Director at Goldman Sachs and later for Bank of America. He has served on the Board and Compensation Committee of Berry Plastics Group, Inc. since 2016 and is a Henry Crown Fellow at the Aspen Institute.

Huimin Wang, M.D., age 61. Dr. Wang has been Corporate Vice President, Japan, Asia and Pacific since 2010. From 2004 to 2010, he served as Corporate Vice President, Japan and Intercontinental Regions and was Corporate Vice President, Japan from 2000 to 2004. Previously, he served in a number of roles with Baxter Healthcare Corporation, including Senior Manager of Strategy Development, Director of Product/Therapy for the Renal Division in Japan, President of Medical Systems and Devices in Japan, and was a representative director of Baxter Limited, a Japan corporation, through September 2002. Before joining Baxter, Dr. Wang was a senior associate with Booz, Allen & Hamilton in Chicago, Vice President of Integrated Strategies, a consulting and venture management firm he co-founded, and an associate with McKinsey & Company. Dr. Wang is a Visiting Associate Professor of anesthesiology at Keio University.

Larry L. Wood, age 52. Mr. Wood has been Corporate Vice President, Transcatheter Heart Valves since 2007, and is responsible for Edwards’ key initiatives in transcatheter heart valve replacement around the globe, including research and development, operations, marketing, commercial clinical and regulatory initiatives. Most recently prior to his current role, from March 2004 to February 2007, he served as Vice President and General Manager, Percutaneous Valve Interventions. Mr. Wood has more than 30 years of experience in the medical technology industry at both Edwards and Baxter Healthcare Corporation in positions including manufacturing management, regulatory affairs and strategic and clinical marketing, primarily for the surgical heart valve therapy business.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes and provides disclosure about the objectives and policies underlying our executive compensation programs.

Executive Summary

Edwards is the global leader in patient-focused medical innovations for structural heart disease, as well as critical care and surgical monitoring. Driven by a passion to help patients, we collaborate with the world’s leading clinicians and researchers to address unmet healthcare needs, working to improve patient outcomes and enhance lives.

Pay-for-Performance Philosophy.    The Compensation Committee strives to create a pay-for-performance culture and strongly believes that executive compensation should be tied not only to performance but also directly to the successful implementation of our corporate strategy.

We embrace a corporate strategy that puts patients first and creates value with therapies that transform care. We execute our strategy by focusing on the right thing for patients, identifying unmet clinical needs and developing breakthrough therapies, doing so in a way that establishes trusted relationships with our stakeholders. As a direct result of our strategy, we have introduced new therapies such as transcatheter aortic valve replacement, rapid-deployment surgical heart valves and noninvasive advanced hemodynamic monitoring, all while achieving our stated financial and operating objectives, and strengthening our leadership positions. Managing our business well in a challenging, highly regulated, dynamic environment requires talented and energetic leaders who champion our strategy and deliver on our commitments.

Our executive compensation programs are designed to emphasize performance-based compensation, reward financial performance and the implementation of our corporate strategy, and align the financial interests of our executives with those of our stockholders.

EDWARDS’ CORPORATE STRATEGY INFORMS PAY DESIGN

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Long-term incentive awards are designed to align the financial interests of our executives with those of stockholders. Awards granted to our NEOs in 2017 included stock options, PBRSUs and time-based RSUs. The value of stock options is dependent upon stock price appreciation after the date of grant of the award, reinforcing the performance-based nature of these awards. Edwards continues to believe the use of stock options is appropriate and essential to retain executive talent and reinforce our long-term growth strategy, as a company focused on exceptional revenue growth, strong profitability, and long-term stockholder returns. The payout of PBRSUs is based on relative TSR over a three-year period compared to a pre-selected peer group. Since RSUs are paid out in shares of Edwards’ stock, their value is also directly linked to stock price.

Edwards’ 2017 NEOs are as follows:

NEO NAMES AND POSITIONS
Michael A. Mussallem Chairman and Chief Executive Officer
Scott B. Ullem Corporate Vice President, Chief Financial Officer
Donald E. Bobo Corporate Vice President, Strategy and Corporate Development
Catherine M. Szyman Corporate Vice President, Critical Care
Larry L. Wood Corporate Vice President, Transcatheter Heart Valves

2017 Financial and Operating Performance.     Overall, we achieved outstanding financial results and operating performance in 2017, exceeding our goals for sales growth, net income growth and free cash flow. We also made important progress on future advancements for patients.

Strong sales growth of 16% was driven by:

•	Clinician and patient preferences for our innovative transcatheter valve therapies, including the best-in-class Edwards SAPIEN 3 transcatheter heart valve;

•	Continued adoption of our newest surgical valve therapy systems, Edwards INTUITY Elite and INSPIRIS RESILIA; and

•	Broad use of our critical care technologies, including the recently launched HemoSphere next-generation advanced monitoring platform.

Additionally, we continued to invest aggressively in our technology pipeline and infrastructure, growing research and development investments by 25% to advance our transformational transcatheter structural heart programs.

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Stock Performance.    One indicator of our pay-for-performance culture is the relationship of our NEOs’ total direct compensation to total stockholder return. Over the past five years, on average, 88% of the CEO’s total direct compensation has been performance-based, and 73% is tied to the performance of Edwards’ stock. As a general indicator, the Compensation Committee considers how Edwards’ cumulative total return to stockholders compares to both the S&P 500 Index and the S&P Healthcare Equipment Select Industry Index (the “SPHESI”). The table below illustrates our Company’s 5-year cumulative total stockholder return on common stock with the cumulative total returns of the S&P 500 Index and the SPHESI.

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN*

*

$100 invested on December 31, 2012 in stock or index, including reinvestment of dividends. Fiscal year ending December 31. The stock price performance included in this graph is not necessarily indicative of future stock price performance.

2017 Annual Incentive Plan Outcomes and Long-Term Incentives.    The three measures used to evaluate financial achievement under our annual cash incentive plan were revenue growth, net income and free cash flow, all computed on a non-GAAP basis. Our financial results in 2017 surpassed the cash incentive plan targets of achievement for all three of these measures by significant margins, and resulted in financial performance at 175% of target under the cash incentive plan. In addition, our overall achievement of KODs for 2017 was 122%. Accordingly, our cash incentive plan for corporate employees funded at 175% of target. Final incentive amounts for the NEOs for 2017 also took into account each employee’s individual performance, as more fully described below under “Elements of Compensation—Annual Cash Incentive Payment.”

The PBRSUs awarded to NEOs in 2014 that vested in 2017 were based on Edwards’ TSR over a three-year performance period relative to the TSR of the SPHESI subset for that same period. The payout of these PBRSUs tracked the strong performance of our stock after the three-year period and paid out at 175% of target, as more fully described under “Elements of Compensation—Determination as to 2014 PBRSU Awards.”

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Program Highlights.    The Compensation Committee believes that its executive compensation and benefits philosophy and objectives have resulted in programs that align executives with stockholder interests.

WHAT WE DO
✓	Pay-for-Performance. Approximately 89% of the total direct compensation of our CEO, and an average of 78% of the total direct compensation of our other NEOs, was performance-based in 2017.
✓

Linkage Between Performance Measures and Strategic Imperatives. Performance measures for incentive compensation are linked to our Strategic Imperatives through achievement of KODs and are designed to create long-term stockholder value and hold executives accountable for their individual and Edwards’ performance.

✓	Performance-Based Equity. Our PBRSUs vest based on our relative TSR over a three-year period.
✓	Minimum Three-Year Vesting. Equity compensation is structured to vest over a minimum period of three years, subject to limited exceptions.
✓

Robust Executive Stock Ownership Guidelines with Holding Period Requirements. Executives are required to hold Edwards’ stock with a value not less than six-times salary for our CEO and three-times salary for each other NEO. Fifty percent of net shares received as equity compensation must be retained until the guideline has been met.

✓	CEO Stock Ownership. Our CEO far exceeds his six-times salary ownership guideline and has continued to increase his ownership of Edwards’ stock each year.
✓	Modest Perquisites. We provide modest perquisites and have a business rationale for the perquisites that we do provide.
✓

“Double Trigger” in the Event of a Change in Control. Severance benefits are paid, and equity compensation awarded starting in May 2015 accelerates in connection with a severance, only upon a “double trigger” in connection with a change in control (meaning a termination of the executive’s employment is required, in addition to the occurrence of a change in control, in order for the benefits to be triggered).

✓	Use of Tally Sheets. The Compensation Committee annually reviews summaries of prior and potential future compensation levels (referred to as “tally sheets”) when making compensation decisions.
✓	“Clawback” Policy. We maintain a recoupment policy for performance-based compensation.
✓	Independent Compensation Consultant. The Compensation Committee engages an independent compensation consulting firm that provides us with no other services.

WHAT WE DON’T DO
✗	No excise tax gross-ups for executive officers.
✗	No repricing or buyout of underwater stock options.
✗	No pledging of Edwards’ securities by directors, executives, employees with a title of “vice president” or above, and “insiders” under our insider trading policy.
✗	No hedging of Edwards’ securities by directors, executives, employees with a title of “vice president” or above, and “insiders” under our insider trading policy.

Consideration of Say-on-Pay Vote Results.    At our 2017 annual meeting, our stockholders cast an advisory vote on the compensation of our NEOs (a “say-on-pay” vote). Approximately 95% of the votes cast on this proposal voted in favor of our NEO compensation. We believe this vote reflects stockholders’ continued strong support of compensation programs for our NEOs. The Compensation Committee will continue to consider the results of say-on-pay votes when making future compensation decisions for the NEOs.

Compensation Philosophy and Objectives for NEOs.    Our compensation programs are designed to attract, retain, motivate and engage executives with superior leadership and management capabilities to enhance stockholder value. Within this overall philosophy, our objectives are to:

•	offer programs that place a higher emphasis on performance-based compensation than fixed compensation;

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•	align the financial interests of executives with those of our stockholders; and

•	provide compensation that is competitive.

We strongly believe that a significant amount of compensation for the NEOs should be composed of short- and long-term incentives, or at-risk pay, to focus the executives on near-term goals and strategic initiatives. The amount of such short- and long-term incentive compensation is dependent on achievement of our annual goals, individual performance, and long-term increases in the value of our stock. The target total direct compensation for each NEO consists of (i) base salary, (ii) Incentive Pay Objective (as defined under “Elements of Compensation—Annual Cash Incentive Payment” below), and (iii) long-term incentive awards (presented using their grant-date fair values).

The charts below illustrate the percentage weighting of each compensation vehicle that comprise the 2017 target total direct compensation for the CEO and the average for the other NEOs.

Compensation Process.    The Compensation Committee is responsible for discussing, evaluating and approving the compensation of the CEO and the other NEOs, including the specific objectives and target performance levels to be included in our executive compensation plans. The CEO and other members of the executive leadership team develop our Strategic Imperatives, as well as the KODs that measure our achievement of these imperatives. The Board reviews and approves the Strategic Imperatives and KODs at the start of every year. The CEO provides input to the Compensation Committee after year-end regarding achievement of our Strategic Imperatives and KODs and the way results were achieved. In addition, the CEO and the Corporate Vice President of Human Resources provide recommendations to the Compensation Committee regarding compensation of the NEOs (other than the CEO). The Compensation Committee then determines the compensation of the CEO and reviews and approves the compensation of the other NEOs.

The CEO and the Corporate Vice President of Human Resources are invited to, and regularly attend, Compensation Committee meetings as non-voting guests. The Compensation Committee regularly meets in executive session without participation by the CEO or other management representatives. Meetings of the Compensation Committee may only be called by members of the Compensation Committee. In addition, our CEO and Corporate Vice President of Human Resources meet with the Compensation Consultant in preparation for Compensation Committee meetings, and the Compensation Consultant also regularly attends Compensation Committee meetings and participates in executive sessions with the Compensation Committee.

Independent Compensation Consultant.    The Compensation Consultant, Semler Brossy Consulting Group, has been retained by and reports to the Compensation Committee and provides executive and director compensation consulting services to the Compensation Committee.

Semler Brossy’s responsibilities for fiscal 2017 generally included:

•	Annual and periodic reviews of executive total compensation relative to peers;

•	Annual and periodic reviews of Director total compensation;

•	Responses to proxy advisory firms around Say-on-Pay and other compensation matters;

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

•	Presentations on specialized areas, including 280G calculations, officer tally sheets, and plan summaries;

•	Reports to the Committee on market trends and best practices in compensation; and

•	Attendance and participation in all Committee meetings and stockholder consultations, as requested.

The Compensation Consultant does not provide any other services to the Board or the Company. The Compensation Committee has assessed the independence of the Compensation Consultant pursuant to the NYSE rules and determined that the Compensation Consultant is independent, and free of conflicts of interest with us or any of our directors or executive officers.

Use of Competitive Data.    We generally position each NEO’s target total direct compensation to approximate the median for comparable positions at competitive peer companies. However, in determining the appropriate positioning level of each NEO’s target total direct compensation and each component of compensation for an NEO, the Compensation Committee also takes into account its assessment of the Company’s or business unit’s general performance, as applicable for each executive, and the executive’s tenure, experience, level of individual performance and potential to contribute to our future growth. Accordingly, an NEO’s actual compensation may be higher or lower than the median for the position based on the Compensation Committee’s assessment of these other factors. If the Compensation Committee determines that changes are appropriate, it has the flexibility to make adjustments for one or more executives.

Consistent with our philosophy of emphasizing pay for performance, annual cash incentive payments are designed to be above Incentive Pay Objectives when we exceed our goals and below the Incentive Pay Objectives when we do not achieve our goals. In the event threshold levels of performance are not attained, no annual incentive payment is earned.

For purposes of establishing the value of equity awards, stock options are valued as of the grant date using the Black-Scholes valuation model. RSUs and, commencing in 2015, PBRSUs, are valued at the fair market value of the underlying shares on the grant date. Except as otherwise noted above or described below, the Compensation Committee’s executive compensation determinations are subjective and the result of the Compensation Committee’s business judgment, which is informed by the experiences of the members of the Compensation Committee as well as the input from the Compensation Consultant and peer group data provided by the Compensation Consultant. In order to establish competitive compensation market data for the NEOs, the Compensation Consultant uses public proxy information from companies primarily in the medical technology industry. These peer companies are chosen based on the Compensation Committee’s assessment of their market capitalization, revenue, business focus, complexity, geographic location and the extent to which the Compensation Committee believes they compete with us for executive talent (the “Comparator Group”). The composition of the Comparator Group is reviewed periodically to monitor the appropriateness of the profiles of the companies included so that the group continues to reflect our competitive market and provides statistical reliability. The review of the Comparator Group for pay decisions in 2017 was conducted in July 2016. For 2017, the Comparator Group consisted of the following companies:

Edwards’ 2017 Comparator Group
Abbott Laboratories	Integra Lifesciences Holdings Corporation
Agilent Technologies, Inc.	Intuitive Surgical, Inc.
Alexion Pharmaceuticals, Inc.	Medtronic Plc
Becton, Dickinson and Company	PerkinElmer, Inc.
Boston Scientific Corporation	ResMed Inc.
C. R. Bard, Inc.	St. Jude Medical, Inc.*
The Cooper Companies, Inc.	Stryker Corporation
DENTSPLY SIRONA, Inc.	Teleflex, Inc.
Hologic, Inc.	Varian Medical Systems, Inc.
IDEXX Laboratories, Inc.	Waters Corporation
Illumina, Inc.	Zimmer Biomet Holdings, Inc.
*	Acquired by Abbott Laboratories subsequent to when the Compensation Committee determined the Comparator Group.

After evaluating a series of qualitative and quantitative factors among other publicly traded U.S. companies in our industry, including scale, talent, business, and operational characteristics and overlap among peers, the Compensation Committee

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added Abbott Laboratories, Agilent Technologies, Inc, Alexion Pharmaceuticals, Inc., IDEXX Laboratories, Inc., Medtronic Plc, Teleflex, Inc. and Waters Corporation to the comparator group used to make 2017 executive compensation decisions.

As of July 1, 2016, Edwards ranked at the 58th percentile of this group in terms of market capitalization. Compensation data are generally regressed for market capitalization to ensure that the data are not distorted by larger companies. Regression analysis is a commonly used technique to size-adjust data, which allows for more statistically valid comparisons. The key measure used in our regression model is market capitalization. Based on this measure, the regression formula correlates and adjusts the raw data for base salary, total cash compensation and total direct compensation to predict those items based on the market capitalization for each of the Comparator Group companies.

Although data from the Comparator Group are the primary data input for compensation decisions for the NEOs, consideration is given to compensation data for companies in the high technology, life sciences and medical technology industries reported in the following nationally recognized surveys: Aon Hewitt’s U.S. Total Compensation Measurement Executive Survey and Radford Compensation Surveys. The survey data are considered generally, without focusing on any one particular group or subset of companies included in the data (other than the Comparator Group identified above). The Compensation Committee believes it is appropriate to refer to these additional data because we compete with these types of companies for executive talent.

When compared to similar positions at our 2017 Comparator Group companies, target total direct compensation and the elements of compensation (base salary, annual cash incentive, and long-term incentive award value) approximated or were below the median for all of the NEOs.

Elements of Compensation.    The compensation package for each NEO consists primarily of (a) base salary; (b) an annual cash incentive payment based on attainment of pre-established financial measures, operating goals, and individual performance; and (c) long-term stock-based incentive awards. Each of these three components of compensation is intended to promote one or more of our objectives of designing executive compensation that is performance-based, is competitive, and aligns the interests of the executives with our stockholders as further described in the Elements of Compensation Summary chart below.

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Elements of Compensation Summary

Element of Compensation	Why We Pay this Element	Compensation Committee’s Evaluation Criteria
Base Salary	• Provides fixed compensation component payable in cash • Provides a certain level of security and continuity from year to year • Helps attract and retain qualified executives	• In addition to competitive data, the executive’s responsibilities, tenure, prior experience and expertise, individual performance, future potential and internal equity are considered
Annual Cash Incentive Payment (see “Annual Cash Incentive Payment” section below)

•  Provides variable compensation component payable in cash to motivate and reward executives for performance against annually established corporate financial measures, operating and strategic goals and individual objectives

•  Recognizes executives based on their individual contributions

•  Is performance-based and not guaranteed

• Incentive plan funding is determined by multiplying:
Financial Measurement Achievement (based on revenue growth, net income and free cash flow targets set at the beginning of the year)
X
KOD Achievement (based on strategic, corporate and business unit objectives determined at the beginning of the year)
X
Individual Performance Objective Achievement (determined at the beginning of the year)
Up to a maximum of 200% of pre-established Incentive Pay Objective

Long-Term Incentive Awards • 55% Stock Options • 20% RSUs • 25% PBRSUs

•  Aligning executives’ interests directly with those of stockholders; provides executives with an incentive to manage the Company from the perspective of an owner

•  Stock options tie executive pay directly to stockholder value creation over the long term, promote executive retention, and are consistent with our focus on top-line growth, innovation and our longer-term investment horizon and product pipeline

•  RSUs promote stability and retention of our executives over the long term

•  PBRSUs are measured against relative TSR, which links compensation to our performance over a three-year period against the performance of other companies

•  Since RSUs and PBRSUs are paid in shares of Edwards stock, these awards also further link executives’ interests with those of our stockholders

•  Retains qualified employees

•  Is performance- or stock price-based and not guaranteed

•  The size and composition of long-term incentive awards are determined annually by the Compensation Committee taking into account competitive total direct compensation pay positioning guidelines using market reference data from the Comparator Group, along with the individual executive’s level of responsibilities, ability to contribute to and influence our long-term results, and individual performance

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Element of Compensation	Why We Pay this Element	Compensation Committee’s Evaluation Criteria
Benefits

•  Provides a safety net to protect against financial catastrophes that can result from illness, disability or death

•  A benefit program that is competitive with companies with which we compete for executive talent supports recruitment and retention of executives

• Executives are eligible to participate in benefit programs on terms as are generally offered to other Company employees
Perquisites

•  Assists in attracting and retaining executives by enhancing the competitiveness of the executive’s compensation in a relatively inexpensive way

•  Enables executives to perform their responsibilities efficiently, maximize their working time and minimize distractions

• Modest perquisites consistent with market practices

Base Salary. The Compensation Committee generally reviews each NEO’s base salary in February and any approved changes are effective with the first pay period in April. The base salary for the CEO is established in a similar manner and is described more fully under “Employment and Post-Termination Agreements” below. Base salaries paid to the NEOs increased between 2.0% and 5.5% in 2017 over the level in effect in 2016 to help maintain market competitiveness and based on the Compensation Committee’s assessment of internal roles and contributions.

Annual Cash Incentive Payment.    All of the NEOs and many other management and non-management-level salaried employees (approximately 3,517 employees) participated in the 2017 Edwards Incentive Plan (the “Incentive Plan”).

The Compensation Committee utilizes the Incentive Pay Objective so that the total cash compensation (base salary plus incentive payment for expected performance) for the NEOs will be at approximately the median of the Comparator Group. The Compensation Committee establishes for each NEO the amount of incentive payment that will be earned for expected performance, referred to as the “Incentive Pay Objective.”

The Compensation Committee then considers performance results to determine the actual cash incentive payments. In applying its discretion, the Compensation Committee may reduce, but may not increase, the cash incentive payment. Consequently, a reduction from the maximum amount is not necessarily a negative reflection on performance.

The accompanying “Grants of Plan-Based Awards in Fiscal Year 2017” table reports the maximum amounts payable and the Incentive Pay Objective (called the “Target” in the table) established for each NEO.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

The 2017 Incentive Plan for the NEOs was structured to preserve the tax deductibility of payments under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code (the “Code”). See “Tax and Accounting Implications—Policy Regarding Section 162(m)” below. As such, the Incentive Plan for NEOs in 2017 provided that achievement at the threshold of any one of three Company financial measures (revenue growth, net income and free cash flow) would result in initial funding for the Incentive Plan being set at the maximum level. Then, the Compensation Committee applied its discretion in a two-step process to determine the final annual cash incentive payments for the NEOs. Each of these two steps is discussed below:

(1)	Incentive Plan Funding

The Compensation Committee, after consultation with management, sets annual incentive performance goals each year for achievement of financial measures and KODs. Financial measures are non-GAAP calculations generally on the same basis as contained in our financial guidance, subject to further adjustment to account for material developments during the year. In February 2017, the Compensation Committee initially established the financial measures at the threshold, target and maximum levels set forth in the chart below.

Incentive Plan funding is determined after results of achievement of the predetermined financial measures and KODs are known.

The following illustration shows how the Incentive Plan is funded.

Financial Measure Achievement (%)	X	Key Operating Driver Achievement (%)	=	Actual Incentive Plan Funding (%)

Initially, the Board assesses the percentage of achievement of pre-established Company financial measures. No funding is earned if actual performance associated with at least one of the financial goals does not exceed the pre-established minimum threshold. All three thresholds were exceeded in 2017. Achievement of the maximum level specified for each financial goal would result in funding for this measure at 175%.

For 2017, our financial goals, and the corresponding weightings, were as follows: revenue growth (50% weighting); net income (30% weighting); and free cash flow (20% weighting). The following table sets forth the target level for each goal as well as the level of achievement required to reach the various levels of financial measure achievement. Interpolation is applied for results between the levels shown in the chart.

Based on the performance levels in the chart below, our financial measures funded at 175%.

2017 Company Financial Performance Measures*

	Percentage of Financial Measure Achievement
	Minimum (25%)	Target (100%)	Maximum (175%)	Actual (175%)
Revenue Growth – 50% Weight	8.5%	11.5%	15.5%	15.7%
Net Income ($M) – 30% Weight	$679	$709	$751	$771
Free Cash Flow ($M) 20% Weight	$564	$614	$664	$691

*

Net Income used in setting and determining compensation is not calculated in accordance with GAAP and reflects adjustments for items such as litigation and a related not-for-profit contribution, tax, acquisition and investment-related gains and expenses, amortization expenses, foreign exchange fluctuations, the positive impact of transcatheter heart valve stocking sales in Germany, and the negative impact of de-stocking. Free Cash Flow is also a non-GAAP financial measure that is defined as cash flows from operating activities less capital expenditures, on a non-GAAP basis, excluding the impact of the receipt of a litigation payment, the amount of an escrow deposit related to the purchase of a building, tax benefits from stock-based compensation, litigation expenses, and a facility acquisition.

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The financial measure achievement is multiplied by the level of achievement of pre-established Key Operating Drivers, or KODs. The Board establishes KODs each year to address specific business initiatives derived from our Strategic Imperatives and operating plans. The KODs address specific tangible and measurable progress toward our Strategic Imperatives, and focus the executive team on the areas and strategic initiatives most important to our future success. We have established a range of performance for each KOD with the expectation that the target range should be achievable with the expected level of performance. Performance within the expected range results in a multiplier of 100%. Performance below the range is considered sub-optimal and will result in a discount to the financial measure. Performance above the range is considered extraordinary and results in a multiplier above 100%. The aggregate KOD multiplier may not exceed 150%.

In 2017, there were four KODs:

•	Lead and accelerate the adoption of transcatheter therapy for aortic valve patients

•	Lead in emerging structural heart therapies

•	Extend leadership for heart valve and critical care patients

•	Business excellence

After evaluating actual achievement of 56 different metrics and milestones underlying these KODs, the Board determined in its judgment that overall KOD performance for 2017 was 122%.

Based on the formula above, combining financial performance of 175% with KOD performance of 122%, the Compensation Committee arrived at an actual calculated Incentive Plan funding of 214%. However, because the Incentive Plan funding is capped at 175%, the 2017 funding for corporate level officers and employees was 175%.

(2)	Individual Performance

Individual performance objectives for the CEO are established collaboratively by the CEO and the Compensation Committee, and the individual performance objectives for the other NEOs are established collaboratively by the CEO and each such executive. The Compensation Committee believes each executive has an appropriate number of meaningful individual performance objectives. The goal in choosing the individual performance objectives is to create goals, the attainment of which is designed to implement our strategic and operating plans, with a focus on the achievement of the financial measures and operational goals within each executive’s individual area of responsibility.

These objectives are considered in the aggregate to determine an overall performance assessment for each NEO for the purposes of determining compensation. Although some of the individual performance objectives are expressed in qualitative terms that require subjective evaluation, objectives also include several quantitative measures. However, the assessment of the overall performance for each NEO involves a subjective process. The CEO reviews the performance of each NEO (other than the CEO) with the Compensation Committee and recommends a performance assessment for each executive. The Compensation Committee assesses the CEO’s performance. The Compensation Committee then exercises subjective judgment, reviewing the individual performance objectives, the overall performance of the individual executive against all of his or her individual objectives, taken together, and the executive’s performance relative to the environment and to other executives. There is no formal weighting of the individual performance objectives. Individual performance may impact an executive’s cash incentive payment, subject to an overall cap on incentive payments of 200% of the Incentive Pay Objective.

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The individual performance objectives for the CEO and the other NEOs and the factors considered by the Compensation Committee for 2017 are described below.

NEO	2017 Performance Objectives and Factors Considered by the Compensation Committee
Mr. Mussallem

•  Develop and execute corporate strategy; achieve Company financial goals and KODs; increase stockholder value; drive innovation and product leadership; attract and retain talented employees; promote a culture of ethical business practices and social responsibility; and provide leadership as Board Chairman.

•  The Compensation Committee found that Mr. Mussallem broadly achieved all of his objectives, noting that Edwards’ financial results demonstrated impressive growth, and that he had overseen important therapy innovations and infrastructure-related strategic initiatives intended to drive longer term growth and success. The Company attained extraordinary global employee engagement continuing to fortify our patient-focused culture. Overall, Mr. Mussallem delivered above-expectation financial results highlighted by strong profitability while continuing to invest aggressively in our technology pipeline and future initiatives.

Mr. Ullem

•  Ensure the Company’s financial reporting maintains the highest integrity; drive to achieve 2017 KODs and financial goals; maintain a high standard of investor relations; optimize the Company’s capital structure; enhance stockholder returns; execute company-wide Information Technology initiatives; and attract, develop and retain talented employees.

•  The Compensation Committee noted that Mr. Ullem demonstrated strong overall performance in the role of Chief Financial Officer. Specifically, he led the continued development of solid financial planning and issuance of timely and accurate financial reports, continued to build investor confidence, deployed several global information technology enhancements to strengthen Edwards’ infrastructure, and focused on global talent development.

Mr. Bobo

•  Develop and evolve Edwards’ corporate strategy, establish and execute business development goals as well as provide leadership to the Transcatheter Mitral and Tricuspid Therapies initiative and Healthcare Solutions; attract, develop and retain talented employees; and promote a culture of patient focus, innovation, operational excellence and quality compliance.

•  The Compensation Committee noted Mr. Bobo’s leadership in the evolution of our innovation-driven strategy, the successful execution of several business development initiatives including the acquisitions of Valtech Cardio and Harpoon Medical, and leadership of our Transcatheter Mitral and Tricuspid Therapies initiative.

Ms. Szyman

•  Develop, evolve and execute the strategy for the Critical Care and Vascular businesses to strengthen the core capability; consistently deliver sales growth and achieve the financial goals for the Critical Care and Vascular businesses; drive innovation and 2017 product development KODs; attract, develop and retain talented employees; and promote a culture of patient focus, innovation, operational excellence and quality compliance.

•  The Compensation Committee noted that Ms. Szyman delivered impressive near-term results while continuing to focus on ensuring investment to execute the longer—term Critical Care strategy, achieved FDA clearance for the Hemosphere advanced monitoring platform, explored new complementary technologies, product enhancements and technology to augment patient access to therapy, and focused on global talent development.

Mr. Wood

•  Develop, evolve and execute the strategy for the Transcatheter Heart Valve business to strengthen our leadership position; consistently deliver sales growth and achieve the financial goals for the Transcatheter Heart Valve business; drive innovation and 2017 product development KODs; attract, develop and retain talented employees; and promote a culture of patient focus, innovation, operational excellence and quality compliance.

•  The Compensation Committee noted that under Mr. Wood’s leadership, impressive Transcatheter Heart Valve financial results were delivered across all regions driven by continued therapy adoption, exceptional performance of the Edwards Sapien 3 valve. His team also advanced programs to significantly expand indications for the therapy. Additionally, compelling data from the PARTNER II trial was presented that demonstrated excellent economic value to the healthcare system.

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Committee Review Process.    The Compensation Committee generally meets each February to review and approve annual incentive payments for the prior year and to set incentive performance targets for the current year. The Compensation Committee may adjust the incentive payment levels based on financial measure achievement, KOD achievement, individual performance, and TSR. In February 2018, after reviewing the Company’s 2017 performance versus financial and operational goals, TSR performance, and business unit performance, the Compensation Committee awarded incentive payments to the NEOs that ranged from 186% to 187% of the Incentive Pay Objectives for the NEOs. The amount awarded to each NEO for 2017 is reported in the accompanying “Summary Compensation” table. The incentive payments were paid in March 2018.

Long-Term Incentive Awards.    The mix of long-term incentive awards granted to our NEOs in 2017 included stock options, PBRSUs and RSUs. The Compensation Committee views stock options as performance-based equity compensation, tying our executives’ pay directly to stockholder value creation over the long term because the value of our common stock must increase after the date of grant of the options in order for the options to have any value. Having a seven-year time horizon, stock options also promote the retention of our executives and are consistent with our focus on top-line growth, innovation and our longer-term investment horizon and product pipeline. PBRSU awards measure relative TSR, which the Compensation Committee believes is a straightforward and objective metric for our stockholders to evaluate our performance against the performance of other companies and to align with stockholder interests. As the RSU awards have value regardless of stock price performance, they help promote the stability and retention of a strong executive team over the longer term (vesting schedules generally require continuous service over multiple years, as described below).

Of the total 2017 long-term incentive award granted to each of our NEOs, the values of stock options were weighted 55%, PBRSUs were weighted 25%, and time-based RSUs were weighted 20% (based on the grant-date fair value of the awards). We believe measuring a combination of absolute TSR (through stock options), relative TSR (through PBRSUs), and providing stock-denominated time-based vesting RSUs, results in a balance between these incentives that appropriately aligns our executives’ pay with stockholder value and promotes the stability and retention of the executive team. Given the different risk and reward characteristics of these three types of awards and our executive compensation philosophy, the Compensation Committee believes that the equity awards granted to executives should comprise a greater proportion of stock options and PBRSUs relative to RSUs.

Stock options granted to Mr. Ullem, Ms. Szyman and Mr. Wood vest annually over four years and have a seven-year term. Stock options granted to Mr. Mussallem and Mr. Bobo vest monthly over 36 months, consistent with the vesting standards established by the Company for its stock option grants to executives who are retirement-eligible, and have a seven-year term. Stock options granted during 2017 have an exercise price equal to the closing price on the day of the regular Board meeting held on the next day following Compensation Committee approval.

PBRSUs awarded in 2017 are based on relative TSR performance as measured for the performance period beginning April 30, 2017 and ending April 30, 2020. The percentage of the target PBRSU awards that will vest at the end of the three-year performance period depends on the percentage by which our TSR exceeds or falls short of the median TSR (calculated assuming dividend reinvestment) of the SPHESI Subset (as defined below). The chart below illustrates the maximum, target and threshold performance levels and the PBRSU payout at each level.

2017 PBRSU Performance Levels	TSR vs Median of SPHESI Subset	Payout as a Percentage of Target Award
Maximum	+7.5% points from median	175%
Target	Median	100%
Threshold	-7.5% points from median	25%
No Payout	More than -7.5% points from median	0%

The maximum and threshold performance levels applicable to the awards were set at levels that the Compensation Committee believed were consistent with the historical 75th and 25th percentile levels, respectively, for the TSRs of the SPHESI Subset. The “SPHESI Subset” is a subset of 26 companies in the S&P Healthcare Equipment Select Industry Index that are also on the S&P 500 Index and S&P 400 Midcap Index.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

RSUs granted to the NEOs become vested as to 50% of the total number of units subject to the award on each of the third and fourth anniversaries of the award date, subject to continued employment of the award recipient through the applicable vesting date.

At the Compensation Committee meeting immediately preceding the stockholder meeting in May of each year, the Compensation Committee generally determines the size of the long-term incentive award for each NEO. In keeping with our commitment to provide a total compensation package that emphasizes at-risk components of pay, long-term incentives for 2017 comprised, on average, 67% of the value of the NEO’s total direct compensation package.

For 2017, the CEO evaluated each NEO’s performance (other than his own), as discussed previously (see “Compensation Process” above), and established specific recommendations for the Compensation Committee’s consideration. Accordingly, the Compensation Committee established awards for the NEOs (other than the CEO) based on these recommendations and the Committee’s assessment of the factors noted above for each executive. The Compensation Committee evaluated the CEO’s performance using the same criteria as discussed above in “Compensation Process” to establish the appropriate award for the CEO. Equity awards are granted under the Long-Term Stock Program, which was last approved by the stockholders in May 2017. The equity awards granted to the NEOs for 2017 are set forth in the accompanying “Grants of Plan – Based Awards in Fiscal Year 2017” table below.

Value of Equity Awarded in 2017.    Under applicable accounting rules, the grant-date fair value of the PBRSUs awarded to our NEOs (at the “target” level of performance) is calculated using a Monte Carlo simulation pricing model. The PBRSUs are included as compensation for our NEOs in the “Summary Compensation Table” based on this valuation methodology. For information on the assumptions used in this fair value computation, refer to Note 13 of the “Notes to Consolidated Financial Statements” in the 2017 Annual Report.

The value of the PBRSUs awarded to our NEOs using this model in each of 2013 and 2014 differed from the Company’s stock price on the grant date, either positively or negatively, by approximately 30% as a result of applying the Monte Carlo simulation. As a result, the number of PBRSUs awarded to our executives has varied significantly year over year. Beginning in 2015, the Compensation Committee decided to calculate the number of PBRSUs to be awarded to executives using the stock price on the grant date, rather than by applying the Monte Carlo simulation model, in order to simplify the process and to provide more consistent award sizing (based on the number of shares subject to the awards) from year to year. The Monte Carlo simulation model will continue to be applied, as required under applicable accounting rules, for purposes of valuing these awards in our financial disclosures and in presenting the grant-date fair value of these awards in the “Summary Compensation Table.”

The following chart shows the values of the PBRSU awards approved by the Compensation Committee in 2017 that were used to determine the number of shares subject to the awards (based on the $110.25 closing price per share of our common stock on the grant date for PBRSUs, calculated at the “target” level of performance and without taking the Monte Carlo simulation model into account), as well as the accounting grant-date fair value of the PBRSUs we are required to use under applicable SEC rules to report in the “Summary Compensation Table” (calculated as noted in the footnotes to the “Summary Compensation Table,” and including the impact of the Monte Carlo simulation model).

	2017 PBRSU Awards
Name	Value Based on May 11, 2017 Stock Price	Value Required to be Included in Summary Compensation Table
Mr. Mussallem	$1,650,994	$2,071,342
Mr. Ullem	416,194	522,158
Mr. Bobo	399,656	501,410
Ms. Szyman	374,850	470,288
Mr. Wood	399,656	501,410

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The grant-date fair value of all the long-term incentive awards granted by the Company to the NEOs in 2017 is included in the “Grants of Plan-Based Awards in Fiscal Year 2017” table below.

Determination as to 2014 PBRSU Awards.    In May 2014, the Compensation Committee granted awards of PBRSUs to certain of our executives. For these awards to vest, Edwards’ TSR had to reach the 25th percentile relative to that of the other companies that were listed in the SPHESI Subset on the grant date and were still publicly traded on April 30, 2017, the last day of the three-year performance period. Edwards’ percentile ranking compared to the threshold, target, and maximum percentile ranks of the SPHESI Subset as of April 30, 2017, as well as the 3-year TSRs relative to each level are as follows:

2014 PBRSU Performance Levels	Rank of SPHESI Subset	TSR Over Three-Year Period	Payout as a Percentage of Target Award
Maximum	75th Percentile	26%	175%
Target	50th Percentile	19%	100%
Threshold	25th Percentile	12%	25%
Edwards	95th Percentile	37%	175%

The Compensation Committee determined that as of April 30, 2017 our relative TSR was at the 95th percentile, higher than the maximum level and, accordingly, 175% of the target award for each executive vested. Amounts realized by our NEOs attributable to these awards can be found in the “Option Exercises and Stock Vested in Fiscal Year 2017” table below.

Stock Ownership Guidelines and Holding Requirement.    Under our guidelines, executives are expected to own shares of Edwards’ stock as follows:

CEO	Other NEOs
6 times base salary	3 times base salary
All of the NEOs are in compliance with the ownership guidelines.

Stock ownership guidelines were established to create additional owner commitment and to emphasize stockholder value creation. Expected ownership levels are adjusted as the executives’ annual base salaries change. Executives who have not met the guidelines must hold 50% of the net shares of our common stock acquired in connection with the exercise of stock options and the vesting of restricted stock and RSU awards (after satisfaction of applicable taxes and, in the case of options, payment of the exercise price) until the guidelines are met. In the event an executive achieved the guideline but was unable to maintain the ownership level due to a decline in the price of our common stock, the 50% holding requirement is reinstated.

Prohibition on Pledging and Hedging.    We have adopted a policy prohibiting directors, the executive leadership team, employees with a title of “vice president” or above and employees designated as “insiders” under our insider trading policy from (1) holding the Company’s securities in a margin account or otherwise pledging the Company’s securities as collateral for a loan, and (2) hedging the Company’s securities, including entering into short sales, options, puts, calls and sales against the box, as well as derivative transactions including swaps, forwards, futures, collars and exchange funds. To our knowledge, none of our NEOs has engaged in hedging or pledging with respect to our common stock.

Market Timing of Equity Awards.    We do not have any program, plan or practice to time equity grants in coordination with the release of material information. Annual equity awards for the NEOs are generally approved at the Compensation Committee meeting in May of each year and awarded on the date of the Board meeting immediately following that Committee Meeting. Any other equity awards to the NEOs, including grants to new hires, are generally made on the date of the next regularly scheduled Board meeting.

Benefits and Perquisites.    The NEOs are eligible to participate in employee benefit programs generally offered to other of our employees employed in the same jurisdiction as the NEO including, for all NEOs employed in the United States, the Edwards Lifesciences Corporation 401(k) Savings and Investment Plan (“401(k)”), which provides for a Company matching contribution. We match contributions dollar for dollar up to the first 3% of cash compensation, and 50% on the next 2%. In addition, we provide certain other perquisites to our NEOs that are not generally available to our employees.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

The Compensation Committee conducts an annual review of the competitiveness of our perquisite program, including its individual components and levels, against the perquisite programs of companies in the Comparator Group. As a result of these reviews, the Compensation Committee may make adjustments from time to time in the benefits and perquisites provided as it determines to be appropriate.

We believe that providing perquisites enhances the competitiveness of the executive’s compensation in a relatively inexpensive way. These perquisites are described below and reported in the “Summary Compensation Table.”

Our perquisite program for the NEOs includes the following:

Car Allowance.    An annual car allowance is paid as follows: $13,200 for the CEO, and $10,800 for the other NEOs. It is intended to cover expenses related to the lease, purchase, insurance and maintenance of a vehicle, and mileage for business use. The car allowance is provided in recognition of the need to have executives visit customers, business partners and other stakeholders in order to fulfill their job responsibilities.

Executive Physical Examination.    The Company paid up to $3,649 for each annual executive physical examination received by an NEO. This benefit encourages the proactive management of the executive’s health, helping best position the executive team to be able to address the ongoing and day-to-day issues we face.

Perquisite Allowance.    NEOs receive a fixed annual allowance for certain expenses. The CEO receives $40,000 (plus two club memberships that are being used for corporate business purposes, at a combined cost of $10,260 in 2017), and the other NEOs each receive $20,000. This benefit recognizes the diverse nature of expenses that have a business nexus that may be incurred by our executives. The allowance may also be used to cover certain personal financial, estate and tax planning costs, as we believe that it is appropriate for the executives to have professional assistance in managing their total compensation, permitting them to focus their full attention on growing and managing our business.

Deferred Compensation.    We have adopted a deferred compensation plan for the NEOs and certain other management employees to enable them to save for retirement by deferring their income and the associated tax to a future date or termination of employment. Under the Executive Deferred Compensation Plan (the “EDCP”), return on compensation deferred by participants is based on investment alternatives selected by the participant. We believe that the EDCP is comparable to similar plans offered by companies in the Comparator Group.

The amounts deferred and accrued under the EDCP for the NEOs are reported below in the “Summary Compensation Table” and the “Nonqualified Deferred Compensation Plans” table.

Employment and Post-Termination Agreements.    We have entered into an employment agreement with the CEO, as well as change-in-control severance agreements (the “change-in-control severance agreements”) with the CEO and our other NEOs as discussed below. Mr. Bobo, Mr. Ullem, Ms. Szyman and Mr. Wood are eligible to participate in a general severance plan for eligible employees to receive severance benefits upon an involuntary termination of employment due to the elimination of their position or a reduction in workforce.

Chief Executive Officer Employment Agreement.    We entered into an amended and restated employment agreement with Mr. Mussallem on March 9, 2009, which was approved by the Compensation Committee and provides for, among other things, his appointment as Chief Executive Officer, an annual base salary, bonus and long-term incentive awards as determined by the Board, and, in certain circumstances, severance payments upon termination of employment.

Mr. Mussallem’s base salary is reviewed and may be adjusted annually based on the Compensation Committee’s review of the Comparator Group data in consultation with the Compensation Consultant, and Mr. Mussallem’s performance. The Compensation Committee followed the same philosophy and programs described above for executives in determining 2017 compensation for Mr. Mussallem. In addition, the Compensation Committee reviewed a tally sheet, which affixed a dollar amount to all components of Mr. Mussallem’s compensation, including current compensation, equity awards and benefits.

The Compensation Committee believes, after reviewing Mr. Mussallem’s total direct compensation, individual performance, and contribution to our financial results during 2017, that Mr. Mussallem’s total compensation and each component thereof were in line with our compensation philosophy and objectives.

If Mr. Mussallem’s employment is involuntarily terminated by us without “cause,” as defined in the employment agreement, we are required to pay certain severance benefits, provided he is not receiving the severance benefits under

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his change-in-control severance agreement. The material terms of the severance arrangement are described in the section “Potential Payments upon Termination or Change in Control” below.

Change-in-Control Severance Agreements.    We have entered into agreements with the NEOs pursuant to which such individuals will be provided certain payments and benefits in the event of termination of employment following a change in control of the Company. We believe that these agreements enhance the likelihood of retaining the services of the executives in the event we were to become an acquisition target and allow the NEOs to continue to focus their attention on our business operations, stockholder value and the attainment of long-term and short-term objectives without undue concern over their employment or financial situations. The material terms of the agreements are described in the section “Potential Payments upon Termination or Change in Control,” below.

We believe that the level of severance payments is fair and reasonable based on the value we would derive from the services provided by the executives with change-in-control severance agreements prior to, and following, a change in control.

Tax Implications – Policy Regarding Section 162(m).    Federal income tax law generally prohibits a publicly-held company from deducting compensation paid to a current or former NEO that exceeds $1 million during the tax year. Certain awards granted by the Company before November 2, 2017 that were based upon attaining pre-established performance measures set by the Committee, as well as amounts payable to former executives pursuant to a written binding contract that was in effect on November 2, 2017, may qualify for an exception to the $1 million deductibility limit. There can be no assurance that any compensation the Committee intended to be deductible will in fact be deductible. Although the potential deductibility of compensation is one of the factors the Committee notes when designing the Company’s executive compensation program, the Committee has the flexibility to take any compensation-related actions it determines are in the best interests of the Company and its stockholders, including awarding compensation that will not be deductible for tax purposes.

The Compensation Committee recognizes the importance of preserving our ability to design compensation programs to attract and retain skilled and qualified individuals in a highly competitive market. The Compensation Committee will continue to design salary, annual incentive bonuses and long-term incentive compensation in a manner that the Compensation Committee believes prudent or necessary to hire and retain our NEOs, and may approve compensation arrangements for our executive officers from time to time that do not satisfy the requirements of Section 162(m) (such as base salaries and our time-based vesting RSUs) when it believes that these other considerations outweigh the benefit of the tax deductibility of the compensation.

2018 Compensation Decisions.    At its February 2018 meeting, the Compensation Committee approved average base salary increases of approximately 3.5% for the NEOs to maintain market competitiveness. The Compensation Committee also approved other base salary increases to recognize performance for other executives. In addition, the Compensation Committee established the Incentive Pay Objectives and the maximum bonus for each NEO, and established the Company’s 2018 financial measures and operational goals under the Incentive Plan.

COMPENSATION AND GOVERNANCE COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” disclosure with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in the Proxy Statement distributed in connection with the Annual Meeting.

The Compensation and Governance Committee:

William J. Link, Ph.D. (Chair)

Steven R. Loranger

Martha H. Marsh

Nicholas J. Valeriani

This report shall not be deemed soliciting material or to be filed with the SEC, or incorporated by reference in any document so filed, whether made before or after the date hereof, except to the extent we specifically request that it be treated as soliciting material or it is specifically incorporated by reference therein.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

The “Summary Compensation Table” quantifies the value of the different forms of compensation earned by or awarded to our NEOs for 2017. The primary elements of each NEO’s total compensation reported in the table are base salary, annual bonus and long-term equity incentives consisting of stock options, PBRSUs and RSUs. NEOs also received the other benefits listed in the “All Other Compensation” column of the “Summary Compensation Table,” as further described in the footnotes to the table.

The “Summary Compensation Table” should be read in conjunction with the tables and narrative descriptions that follow. A description of the material terms of each NEO’s base salary and annual bonus is provided immediately following the “Summary Compensation Table.” The “Grants of Plan-Based Awards in Fiscal Year 2017” table, and the accompanying description of the material terms of the stock options, PBRSUs, and RSUs granted in 2017, provides information regarding the long-term equity incentives awarded to NEOs in 2017. The “Outstanding Equity Awards at 2017 Fiscal Year-End” and “Option Exercises and Stock Vested in Fiscal Year 2017” tables provide further information on the NEOs’ potential realizable value and actual value realized with respect to their equity awards.

Summary Compensation Table

The following table sets forth a summary, for the years indicated, of the compensation of the principal executive officer, the principal financial officer and our three other most highly compensated executive officers whose total compensation for 2017 was in excess of $100,000 and who were serving as executive officers at the end of 2017. No other executive officers that would have otherwise been includable in the table on the basis of total compensation for 2017 have been excluded by reason of their termination of employment or change in executive status during that year.

Name and Principal Position	Year	Salary $(1)	Bonus $(2)	Stock Awards $(3)	Option Awards $(3)	Non-Equity Incentive Plan Compensation $(4)	All Other Compensation $(5)	Total $
Mr. Mussallem	2017	$995,385	—	$3,391,586	$3,631,053	$2,597,000	$183,294	$10,798,318
Chairman of the Board and Chief Executive Officer	2016	976,731	—	2,943,863	3,409,180	2,228,226	176,099	9,734,099
	2015	941,731	—	2,674,188	3,161,339	2,074,800	178,142	9,030,200

Mr. Ullem	2017	569,826	—	855,664	914,598	800,400	44,082	3,184,570
Corporate Vice President, Chief Financial Officer	2016	555,309	—	735,371	851,213	706,040	57,821	2,905,754
	2015	539,074	—	675,278	796,272	721,000	70,593	2,802,217
Mr. Bobo	2017	573,506	2,000	821,135	881,474	802,473	68,501	3,149,089
Corporate Vice President	2016	557,668	4,200	735,371	851,213	654,444	55,017	2,857,913
	2015	526,296	4,200	675,278	796,272	689,325	61,130	2,752,501
Ms. Szyman	2017	526,885	—	770,719	825,202	742,540	52,030	2,917,376
Corporate Vice President	2016	513,461	—	687,878	797,419	667,244	176,615	2,842,617
	2015	501,923	300,000	2,667,945	1,438,048	608,825	220,966	5,737,707

Mr. Wood	2017	550,506	2,000	821,135	880,215	780,318	87,602	3,121,776
Corporate Vice President	2016	526,002	—	712,945	825,898	753,660	83,869	2,902,374
	2015	517,787	2,000	651,620	771,051	750,000	81,920	2,774,378

(1)

Amounts shown for 2017 include amounts that were deferred into the EDCP as follows: Mr. Mussallem – $118,144; Mr. Ullem – $0; Mr. Bobo – $26,039; Ms. Szyman – $0; and Mr. Wood – $41,367. The EDCP is more fully described in the section following the “Nonqualified Deferred Compensation Plans” table below.

(2)	Amounts shown for Messrs. Bobo and Wood include awards received through our Innovation Rewards Program which compensates active employee inventors for their patent contributions to our Company.

(3)

The amounts reported in these columns reflect the aggregate grant-date fair value of the stock awards and option awards during the applicable year. These values have been determined under the principles used to calculate the grant-date fair value of equity awards for purposes of our financial statements in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. For a discussion of the assumptions and methodologies used to value the awards reported in these columns, please see the discussion of stock awards and option awards contained in Note 13 of the “Notes to Consolidated Financial Statements” in the 2017 Annual Report.

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The table below sets forth the grant-date fair value determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 for the PBRSUs awarded in fiscal 2017, 2016, and 2015 based upon the probable outcome of the performance-related vesting conditions as of the grant date (we judged the “target” level of performance to be the probable outcome as of the grant date of the awards), and the grant-date fair value of these awards determined on that basis but assuming that the maximum level of performance was achieved.

Name	Year	Probable Outcome of Performance Conditions Grant-Date Fair Value ($)	Maximum Outcome of Performance Conditions Grant-Date Fair Value ($)
Mr. Mussallem	2017	$2,071,342	$3,624,849
	2016	1,703,181	2,980,566
	2015	1,525,260	2,669,205

Mr. Ullem	2017	522,158	913,777
	2016	426,521	746,411
	2015	384,782	673,368

Mr. Bobo	2017	501,410	877,468
	2016	426,521	746,411
	2015	384,782	673,368

Ms. Szyman	2017	470,288	823,004
	2016	397,506	695,635
	2015	370,916	649,102

Mr. Wood	2017	501,410	877,468
	2016	412,013	721,023
	2015	370,916	649,102

(4)

Amounts shown in this column for 2017 were earned under the Incentive Plan based on achievement of performance criteria for 2017, as described in the “Compensation Discussion and Analysis” above. Amounts shown for Mr. Bobo include $200,618 deferred into the EDCP. Amounts earned but not deferred were paid to the executives for 2017 performance.

(5)	The “All Other Compensation” column includes the following amounts paid to the NEOs for the year ended December 31, 2017. The amounts disclosed are the actual costs to us of providing these benefits.

Type of Compensation	Mr. Mussallem	Mr. Ullem	Mr. Bobo	Ms. Szyman	Mr. Wood
401(k) Company Match	$10,800	$10,800	$10,800	$10,800	$10,800
EDCP Company Contribution	118,144	—	26,039	—	41,367
Car Allowance or Company Car Lease Payments	13,200	10,800	10,800	10,800	10,800
Officer Perquisites Flexible Allowance (includes, among other things, financial planning expenses, airline club dues, club membership dues, home office supplies, personal travel expenses)	40,000	20,000	20,000	20,000	20,000
Reimbursement for Annual Physical Examination Expenses	0	1,500	200	0	3,649
Life Insurance Premiums	1,150	982	662	773	986
Relocation Benefits	—	—	—	9,657	—
Totals	$183,294	$44,082	$68,501	$52,030	$87,602

Employment Agreements.    We entered into an amended and restated employment agreement with Mr. Mussallem on March 9, 2009 as described in the “Compensation Discussion and Analysis” section above. We do not have employment agreements with the other NEOs. Post-termination benefits are discussed in the “Potential Payments Upon Termination or Change in Control” section below.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Grants of Plan-Based Awards in Fiscal Year 2017

The following table provides certain summary information concerning each grant of an incentive award made to NEOs in 2017 under a compensation plan.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)				Estimated Future Payouts Under Equity Incentive Plan Awards(4)			All Other Stock Awards: Number of Shares of Stock/ Units (#)	All Other Option Awards; Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Closing Price on Grant Date ($)	Grant-Date Fair Value of Stock and Option Awards ($)(8)
Name	Grant Date(1)	Approval Date	Threshold ($)	Target ($)		Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Mr. Mussallem	05/11/2017	05/10/2017	—	$1,400,000	(3)	$2,800,000	—	—	—	—	117,400(6)	$110.25	$110.25	$3,631,053
	05/11/2017	05/10/2017	—	—		—	—	—	—	11,975(5)	—	—	—	1,320,244
	05/11/2017	05/10/2017	—	—		—	—	14,975	26,206	—	—	—	—	2,071,342

Mr. Ullem	05/11/2017	05/10/2017	—	427,450	(3)	854,900	—	—	—	—	26,600(7)	110.25	110.25	914,598
	05/11/2017	05/10/2017	—	—		—	—	—	—	3,025(5)	—	—	—	333,506
	05/11/2017	05/10/2017	—	—		—	—	3,775	6,606	—	—	—	—	522,158

Mr. Bobo	05/11/2017	05/10/2017	—	432,600	(3)	865,200	—	—	—	—	28,500(6)	110.25	110.25	881,474
	05/11/2017	05/10/2017	—	—		—	—	—	—	2,900(5)	—	—	—	319,725
	05/11/2017	05/10/2017	—	—		—	—	3,625	6,343	—	—	—	—	501,410

Ms. Szyman	05/11/2017	05/10/2017	—	396,550	(3)	793,100	—	—	—	—	24,000(7)	110.25	110.25	825,202
	05/11/2017	05/10/2017	—	—		—	—	—	—	2,725(5)	—	—	—	300,431
	05/11/2017	05/10/2017	—	—		—	—	3,400	5,950	—	—	—	—	470,288

Mr. Wood	05/11/2017	05/10/2017	—	416,725	(3)	833,450	—	—	—	—	25,600(7)	110.25	110.25	880,215
	05/11/2017	05/10/2017	—	—		—	—	—	—	2,900(5)	—	—	—	319,725
	05/11/2017	05/10/2017	—	—		—	—	3,625	6,343	—	—	—	—	501,410

(1)	Our practice is to grant equity-based awards on the date of the Board meeting following the Compensation Committee’s approval of the grants.

(2)	These are awards payable under the Incentive Plan for 2017. See the discussion on “Annual Cash Incentive Payment” at page 33 for additional information.

(3)

The awards to Mr. Mussallem, Mr. Bobo, Ms. Szyman, and Mr. Wood under the Incentive Plan for 2017 were intended to qualify as performance-based compensation so as not to be subject to the $1 million limitation under Section 162(m). See the discussions at page 33 on “Annual Cash Incentive Payment” and on “Incentive Pay Objective” for additional information. The amounts set forth above represent the Incentive Pay Objective anticipated to be paid for performance that meets pre-established objectives, after the exercise of negative discretion by the Compensation Committee.

(4)

These are PBRSUs granted under the Long-Term Stock Program that vest based on a combination of certain length of service and market conditions. The material terms of the PBRSUs are described in the section “Equity Incentive Plan Awards—Performance-Based Restricted Stock Units” below.

(5)

RSUs with respect to shares of common stock are granted under the Long-Term Stock Program. RSUs become vested as to 50% of the total number of units subject to the award on each of the third and fourth anniversaries of the award date and are subject to the executive’s continued employment with the Company. The material terms of the RSUs are described in the section “Equity Incentive Plan Awards—Restricted Stock Units” below.

(6)

Options to acquire common stock are granted under the Long-Term Stock Program. Consistent with vesting standards established by the Company for its stock option grants to executives who are retirement-eligible, options vest and become exercisable in 36 equal monthly installments beginning one month after the award date, and are subject to the executive’s continued employment with the Company. The material terms of the options are described in the section “Equity Incentive Plan Awards—Stock Options” below.

(7)

Options to acquire common stock are granted under the Long-Term Stock Program. The options vest and become exercisable in four equal annual installments beginning on the first anniversary of the grant date. The material terms of the options are described in the section “Equity Incentive Plan Awards—Stock Options” below.

(8)

The amounts reported in this column reflect the grant-date fair value of the stock award or option award determined under the principles used to calculate the grant-date fair value of equity awards for purposes of our financial statements. For the assumptions and methodologies used to value the awards, see footnote 3 to the “Summary Compensation Table” above.

Non-Equity Incentive Plan Awards.    The material terms of the non-equity incentive plan awards reported in the table above are described in the “Compensation Discussion and Analysis” section under the heading, “Elements of Compensation—Annual Cash Incentive Payment.”

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Equity Incentive Plan Awards.    Each of the equity incentive awards reported in the table above was granted under, and is subject to, the terms of the Long-Term Stock Program. The Compensation Committee administers the Long-Term Stock Program and has authority to interpret the plan provisions and make all required determinations thereunder. Additional terms of the equity incentive awards reported in the table above are described in the “Compensation Discussion and Analysis” section under the heading, “Elements of Compensation—Long-Term Incentive Awards” and in the footnotes accompanying the table above. The terms of the accelerated vesting provisions for equity incentive awards are described in this section and in the section titled “Potential Payments Upon a Termination or Change in Control.”

The table above reports awards of stock options granted to our NEOs in 2017. Each option represents a contractual right to receive one share of Company common stock if the option becomes vested and is exercised, subject to payment of the exercise price of the option by the award holder. The terms of each option are summarized in the chart below.

STOCK OPTIONS
Maximum Term (Expiration Date)	Seven years from grant date
Exercise Price Per Share	Fair market value of a share of common stock on the grant date
Vesting Schedule—Regular (all option grants in the chart above awarded to Ms. Szyman, Mr. Ullem and Mr. Wood)	25% annually over four years following the grant date
Vesting Schedule—Retirement-Eligible (awards granted since May 2015 to all retirement-eligible executives, including Mr. Mussallem and Mr. Bobo)	Monthly over 36 months following the grant date
Vesting Schedule—Retirement-Eligible (awards granted before May 2015 to certain retirement-eligible executives, including Mr. Mussallem)	Monthly over 24 months following the grant date
Effect of Change in Control (awards granted before May 2015)	Accelerated vesting upon a change in control of the Company
Effect of Change in Control (awards granted since May 2015)

•  No automatic acceleration upon a change in control of the Company

•  Accelerated vesting upon a change in control with either (1) a specified termination of employment (a “double-trigger”) under the NEO’s change-in-control severance agreement, or (2) termination of the awards in connection with the change in control

Effect of Termination of Employment of Retirement- Eligible NEOs (Mr. Mussallem and Mr. Bobo)

•  Unvested options held by the NEO will immediately terminate and be forfeited

•  Vested options held by the NEO will remain exercisable and will terminate on the earlier of five years from termination date or the normal expiration date

Effect of Termination of Employment of Non-Retirement- Eligible NEOs (Ms. Szyman, Mr. Ullem and Mr. Wood)

•  Unvested options held by the NEO will immediately terminate and be forfeited

•  Vested options held by the NEO will remain exercisable and will terminate on the earlier of 90 days from termination date or the normal expiration date

Dividend Rights	No dividend rights

    Edwards Lifesciences Corporation    |    2018 Proxy Statement     45

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The “Grant of Plan-Based Awards in Fiscal Year 2017” table above reports awards of RSUs granted to our NEOs in 2017. Each RSU represents a contractual right to receive one share of our common stock if the time-based vesting requirements applicable to the award are satisfied, as summarized in the chart below.

RESTRICTED STOCK UNITS
Vesting Schedule

•  50% of the total number of units subject to the award on the third and fourth anniversaries of the award date

•  “Inducement” awards granted to Ms. Szyman and Mr. Ullem vest 25% annually over four years

Effect of Change in Control (awards granted before May 2015)	Accelerated vesting upon a change in control of Edwards
Effect of Change in Control (awards granted since May 2015)

No automatic acceleration upon a change in control of Edwards; accelerated vesting upon a change in control with either (1) a specified termination of employment (a “double-trigger”) under the NEO’s change-in-control severance agreement, or (2) termination of the awards in connection with the change in control

Effect of Termination of Employment of Retirement- Eligible NEOs (including Mr. Mussallem and Mr. Bobo)	• RSUs held by the NEO will vest 25% for each full year of employment from the grant date • Unvested RSUs held by the NEO will immediately terminate and be forfeited
Effect of Termination of Employment of Non-Retirement-Eligible NEOs (including Ms. Szyman, Mr. Ullem and Mr. Wood)	Unvested RSUs held by the NEO will immediately terminate and be forfeited
Dividend Rights

Dividend equivalent units may be paid or credited, either in cash or in actual or phantom shares of common stock, on outstanding RSUs; however, to date we have never paid a dividend on our common stock

The “Grant of Plan-Based Awards in Fiscal Year 2017” table above reports awards of PBRSUs granted to our NEOs in 2017. Each PBRSU represents a contractual right to receive one share of our common stock if the performance-based and time-based vesting requirements applicable to the award are satisfied, as summarized in the chart below.

PERFORMANCE-BASED RESTRICTED STOCK UNITS
Right and Vesting Schedule

Receive 0% to 175% of the target number of shares subject to the award based on TSR measured over a 3-year performance period compared to comparator companies, generally subject to continued employment through the applicable vesting date

TSR Definition

For awards granted in May 2015, May 2016, and May 2017: the average of the closing price of a share for each trading day during the one month ending on the first day of the performance period compared to the average of the closing price of a share for each trading day during the one month ending on the last day of the performance period

Effect of Change in Control (awards granted before May 2015)

Upon a change in control:

•  during the performance period, the PBRSUs will accelerate and immediately vest at 100% of the target level, or

•  after the last day of the performance period and prior to the applicable scheduled time-based vesting date, subject to the executive’s continued employment, will vest as to the number of units that otherwise would have become vested on the vesting date based on actual performance

46         Edwards Lifesciences Corporation    |    2018 Proxy Statement

EXECUTIVE COMPENSATION AND OTHER INFORMATION

PERFORMANCE-BASED RESTRICTED STOCK UNITS (Continued)
Effect of Change in Control (awards granted since May 2015)

No automatic acceleration upon a change in control of Edwards; accelerated vesting upon a change in control with either (1) a specified termination of employment (a “double-trigger”) under the NEO’s change-in-control severance agreement, or (2) termination of the awards in connection with the change in control

Effect of Termination due to Death, Disability, Retirement or Termination Without “Cause” or for “Good Reason”

Any unvested PBRSUs will remain eligible to vest at the end of the performance period based on actual attainment of the performance goals, and the NEO will receive a pro-rata portion of the shares subject to the award (after giving effect to the performance conditions) based on the NEO’s whole months of service during the performance period

Effect of any Other Termination of Employment	Any unvested PBRSUs held by the NEO will terminate and be forfeited
Compensation Committee Determination, Vesting Date

At the meeting of the Compensation Committee in May after the end of the performance period, the Compensation Committee will determine the exact number of shares issuable; payout will be interpolated on a linear basis between the points indicated in the vesting summaries below

Dividend Rights

Dividend equivalent units may be paid or credited, either in cash or in actual or phantom shares of common stock, on outstanding RSUs; however, to date we have never paid a dividend on our common stock

Performance Period	Begins April 30 of the grant year and ends on April 30 in the third year following the grant year
Comparator Companies	Companies that were listed in the SPHESI Subset on the grant date that are still publicly traded companies on the last day of the performance period
Performance Criteria	Performance Levels	TSR vs Median of S&PHEI Companies	Payout as a Percentage of Target Award
	Maximum	+7.5% points from median	175%
	Target	Median	100%
	Threshold	-7.5% points from median	25%
	No Payout	More than-7.5% points from median	0%

    Edwards Lifesciences Corporation    |    2018 Proxy Statement     47

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Outstanding Equity Awards at 2017 Fiscal Year-End

The following table provides certain summary information concerning outstanding equity awards held by our NEOs as of December 31, 2017, including the vesting schedules for the portions of these awards that had not vested as of that date.

		Option Awards					Stock Awards

Name	Award Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Mr. Mussallem	05/12/2011	151,000	—		$44.615	05/11/2018	—		—	—		—
	05/09/2012	332,800	—		42.725	05/08/2019	—		—	—		—
	05/14/2013	468,600	—		35.785	05/13/2020	—		—	—		—
	05/08/2014	383,200	—		41.940	05/07/2021	—		—	—		—
	05/14/2015	164,638	26,562	(2)	65.280	05/13/2022	—		—	—		—
	05/12/2016	62,012	55,488	(2)	105.590	05/11/2023	—		—	—		—
	05/11/2017	22,827	94,573	(2)	110.250	05/10/2024	—		—	—		—
	05/14/2015	—	—		—	—	17,600	(3)	$1,983,696	—		—
	05/14/2015	—	—		—	—	—		—	22,000	(4)	$2,479,620
	05/12/2016	—	—		—	—	11,750	(3)	1,324,343	—		—
	05/12/2016	—	—		—	—	—		—	14,675	(4)	1,654,019
	05/11/2017	—	—		—	—	11,975	(3)	1,349,702	—		—
	05/11/2017	—	—		—	—	—		—	14,975	(4)	1,687,832
Total		1,585,077	176,623		—	—	41,325		—	51,650		—

Mr. Ullem	02/20/2014	131,276	43,760	(5)	$34.050	02/19/2021	—		—	—		—
	05/08/2014	60,450	20,150	(5)	41.940	05/07/2021	—		—	—		—
	05/14/2015	22,100	22,100	(5)	65.280	05/13/2022	—		—	—		—
	05/12/2016	6,725	20,175	(5)	105.590	05/11/2023	—		—	—		—
	05/11/2017	—	26,600	(5)	110.250	05/10/2024	—		—	—		—
	02/20/2014	—	—		—	—	25,698	(6)	$2,896,422	—		—
	07/10/2014	—	—		—	—	568	(3)	64,019	—		—
	05/14/2015	—	—		—	—	4,450	(3)	501,560	—		—
	05/14/2015	—	—		—	—	—		—	5,550	(4)	$625,541
	05/12/2016	—	—		—	—	2,925	(3)	329,677	—		—
	05/12/2016	—	—		—	—	—		—	3,675	(4)	414,209
	05/11/2017	—	—		—	—	3,025	(3)	340,948	—		—
	05/11/2017	—	—		—	—	—		—	3,775	(4)	425,480
Total		220,551	132,785		—	—	36,666		—	13,000		—
Mr. Bobo	05/12/2011	15,900	—		$44.615	05/11/2018	—		—	—		—
	05/09/2012	75,600	—		42.725	05/08/2019	—		—	—		—
	05/14/2013	69,800	—		35.785	05/13/2020	—		—	—		—
	05/08/2014	62,850	20,950	(5)	41.940	05/07/2021	—		—	—		—
	05/14/2015	22,100	22,100	(5)	65.280	05/13/2022	—		—	—		—
	05/12/2016	6,725	20,175	(5)	105.590	05/11/2023	—		—	—		—
	05/11/2017	5,541	22,959	(2)	110.250	05/10/2024	—		—	—		—
	05/14/2015	—	—		—	—	4,450	(3)	$501,560	—		—
	05/14/2015	—	—		—	—	—		—	5,550	(4)	$625,541
	05/12/2016	—	—		—	—	2,925	(3)	329,677	—		—
	05/12/2016	—	—		—	—	—		—	3,675	(4)	414,209
	05/11/2017	—	—		—	—	2,900	(3)	326,859	—		—
	05/11/2017	—	—		—	—	—		—	3,625	(4)	408,574
Total		258,516	86,184		—	—	10,275		—	12,850		—

48         Edwards Lifesciences Corporation    |    2018 Proxy Statement

EXECUTIVE COMPENSATION AND OTHER INFORMATION

		Option Awards					Stock Awards

Name	Award Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Ms. Szyman	02/19/2015	14,284	14,286	(5)	$66.860	02/18/2022	—		—	—		—
	05/14/2015	3,246	3,248	(5)	65.280	05/13/2022	—		—	—		—
	05/14/2015	21,400	21,400	(5)	65.280	05/13/2022	—		—	—		—
	05/12/2016	6,300	18,900	(5)	105.590	05/11/2023	—		—	—		—
	05/11/2017	—	24,000	(5)	110.25	05/10/2024	—		—	—		—
	02/19/2015	—	—		—	—	12,340	(6)	$1,390,841	—		—
	05/14/2015	—	—		—	—	2,806	(6)	316,264	—		—
	05/14/2015	—	—		—	—	4,300	(3)	484,653	—		—
	05/14/2015	—	—		—	—	—		—	5,350	(4)	$602,999
	05/12/2016	—	—		—	—	2,750	(3)	309,953	—		—
	05/12/2016	—	—		—	—	—		—	3,425	(4)	386,032
	05/11/2017	—	—		—	—	2,725	(3)	307,135	—		—
	05/11/2017	—	—		—	—	—		—	3,400	(4)	383,214
Total		45,230	81,834		—	—	24,921		—	12,175		—
Mr. Wood	05/09/2012	75,600	—		$42.725	05/08/2019	—		—	—		—
	02/20/2014	3,750	1,252	(5)	34.050	02/19/2021	—		—	—		—
	05/08/2014	60,450	20,150	(5)	41.940	05/07/2021	—		—	—		—
	05/14/2015	21,400	21,400	(5)	65.280	05/13/2022	—		—	—		—
	05/12/2016	6,525	19,575	(5)	105.590	05/11/2023	—		—	—		—
	05/11/2017	—	25,600	(5)	110.250	05/10/2024	—		—	—		—
	07/10/2014	—	—		—	—	1,136	(3)	$128,039	—		—
	05/14/2015	—	—		—	—	4,300	(3)	484,653	—		—
	05/14/2015	—	—		—	—	—		—	5,350	(4)	$602,999
	05/12/2016	—	—		—	—	2,850	(3)	321,224	—		—
	05/12/2016	—	—		—	—	—		—	3,550	(4)	400,121
	05/11/2017	—	—		—	—	2,900	(3)	326,859	—		—
	05/11/2017	—	—		—	—	—		—	3,625	(4)	408,574
Total		167,725	87,977		—	—	11,186		—	12,525		—

(1)

The dollar amounts shown in this column are determined by multiplying the number of shares or units reported in the “Number of Shares or Units of Stock That Have Not Vested” column by $112.71, the closing price of our common stock on the last trading day of 2017.

(2)

Options to acquire common stock granted under the Long-Term Stock Program. Consistent with vesting standards established for executives who are retirement eligible, including Mr. Mussallem and Mr. Bobo, options granted since May 2015 vest and become exercisable in 36 equal monthly installments beginning one month after the award date, and are subject to the executive’s continued employment.

(3)

RSUs under the Long-Term Stock Program. RSUs become vested as to 50% of the total number of units subject to the award on each of the third and fourth anniversaries of the award date, and are subject to the executive’s continued employment.

(4)

Target number of PBRSUs under the Long-Term Stock Program. PBRSUs vest on the third anniversary of the award date, and are subject to the executive’s continued employment. The number of shares issuable upon vesting of these PBRSUs will range from 0% to 175% of the target number of shares subject to the award and depend on satisfaction of applicable performance requirements over a three-year performance period.

(5)

Options to acquire common stock granted under the Long-Term Stock Program. The options vest and become exercisable in four equal annual installments beginning on the first anniversary of the award date, and are subject to the executive’s continued employment.

(6)

RSUs under the Long-Term Stock Program. “Buyout” RSUs granted in 2014 to Mr. Ullem and “inducement” RSUs granted in 2015 to Ms. Szyman become vested in four equal annual installments beginning on the first anniversary of the award date, and are subject to the executive’s continued employment.

    Edwards Lifesciences Corporation    |    2018 Proxy Statement     49

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Option Exercises and Stock Vested in Fiscal Year 2017

The following table sets forth for each of the NEOs the number of shares of our common stock acquired and the value realized on each exercise of stock options during the year ended December 31, 2017. No stock appreciation rights have been granted to the NEOs.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise(#)		Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting ($)(2)
Mr. Mussallem	475,700	(3)	$33,810,463	45,557	$5,016,527
Mr. Ullem	—		—	36,766	3,534,349
Mr. Bobo	195,500	(4)	13,726,540	10,850	1,199,793
Ms. Szyman	—		—	7,572	679,511
Mr. Wood	94,800	(5)	7,078,456	11,634	1,295,095

(1)

The dollar amounts shown in the “Value Realized on Exercise” column are determined by multiplying (i) the number of shares of our common stock to which the exercise of the option related, by (ii) the difference between the per-share closing price of our common stock on the date of exercise and the exercise price of the options.

(2)

The dollar amounts shown in the “Value Realized on Vesting” column are determined by multiplying (i) the number of shares or units, as applicable, that vested, by (ii) the per-share closing market price of our common stock on the day prior to vesting.

(3)	All 475,700 options exercised by Mr. Mussallem were exercised pursuant to a pre-arranged stock trading plan established under Rule 10b5-1 of the Exchange Act (a “Rule 10b5-1 Plan”).

(4)	131,000 options exercised by Mr. Bobo were exercised pursuant to a Rule 10b5-1 Plan.

(5)	All 94,800 options exercised by Mr. Wood were exercised pursuant to a Rule 10b5-1 Plan.

Nonqualified Deferred Compensation Plans

Executive Deferred Compensation Plan.    The following table sets forth information relating to our nonqualified deferred compensation plan (“EDCP”) for 2017 for the NEOs.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Mr. Mussallem	$207,653	$118,144	$51,418	—	$4,813,772
Mr. Ullem	—	—	—	—	—
Mr. Bobo	355,617	26,039	39,969	—	5,028,345
Ms. Szyman	—	—	—	—	1,383,261
Mr. Wood	62,050	41,367	12,801	—	649,477

(1)	Executive contributions for 2017 are included in the “Salary” column of the “Summary Compensation Table” above.

(2)	Company contributions for 2017 are included in the “All Other Compensation” column of the “Summary Compensation Table” above.

(3)

“Earnings” is defined to reflect the difference in the account balance between the beginning and end of the year, less any executive or Company contributions and any amounts withdrawn or distributed. Earnings include realized and unrealized gains and losses, capital gains and losses, and dividends paid.

The EDCP provides the NEOs and certain other employees with the opportunity to defer specified percentages (up to 25%) of their cash compensation and receive matching employer contributions that could not be deferred or contributed to the 401(k) because of the limitations under such plan imposed by the Code. The EDCP also permits the participants to defer up to 100% of their annual cash incentive bonus and an additional 55% of their base pay, but we do not match the employee contribution above 25%. Participants may elect deferred amounts to be paid in the form of either a lump sum or in up to 15 annual installments either upon separation from service, a specified date or death. Deferrals are credited with gains or losses based on the performance of one or more investment alternatives selected by the participant from among investment funds chosen by the Compensation Committee or its delegate. Investment elections made for each plan year may not be revoked, changed or modified except as permitted under the EDCP, and subject to applicable law. No actual investments will be held in the participants’ accounts and participants will at all times remain general unsecured creditors of the Company with respect to their account balances.

50         Edwards Lifesciences Corporation    |    2018 Proxy Statement

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Potential Payments Upon Termination or Change in Control

Included below is a summary of the material terms and conditions of the only agreements we have entered into with our NEOs that provide for certain payments and benefits in connection with a termination of their employment, other than benefits that are part of employee benefit plans that apply on the same terms to all salaried employees. Also described below are the terms of the Long-Term Stock Program with respect to outstanding equity awards in the event of a change in control of the Company.

Change-in-Control Severance Agreements.    We have entered into change-in-control severance agreements with each of the NEOs and certain other executives. The change-in-control severance agreements entered into with Messrs. Mussallem, Bobo and Wood were subject to an initial term ending December 31, 2013, and the change-in-control severance agreements entered into with Ms. Szyman and Mr. Ullem were subject to initial terms ending December 31, 2015 and December 31, 2014, respectively. The change-in-control severance agreements are subject to automatic one-year extensions each year unless we provide notice that the agreement will not be extended. Under the terms of the change-in-control severance agreement, each executive is entitled to receive certain severance payments if, at any time during the period commencing six months prior to and ending on the date that is 24 months following a change in control, the executive incurs a “qualifying termination” of employment. For these purposes, a “qualifying termination” means (i) the executive is involuntarily terminated by us without cause; or (ii) the executive voluntarily terminates employment for good reason.

For purposes of the change-in-control severance agreements, “cause” generally includes (1) certain willful and deliberate material breaches by the executive of the executive’s duties and responsibilities that are not timely remedied; (2) the executive engaging in conduct that is willfully, demonstrably and materially injurious to the Company that is not timely remedied; or (3) the executive being convicted of, or pleading guilty or nolo contendere to, a felony that adversely affects the reputation of the executive or the Company.

For the NEOs other than Mr. Mussallem, “good reason” generally includes (1) a material change of the executive’s responsibilities or status or the assignment of the executive to duties materially inconsistent with such responsibilities or status; (2) a relocation in excess of 50 miles of the executive’s principal job location; (3) a reduction of the executive’s base salary, incentive plans or benefits; (4) our failure to require any successor company to assume the obligations under the agreement; or (5) a material breach by the Company of the material terms of the agreement. For Mr. Mussallem, “good reason” generally has the same meaning described above, except that the definition also includes that following a change in control (1) Mr. Mussallem is no longer a member of the Board or fails to be nominated for reelection to the Board; or (2) Mr. Mussallem and the Company (or any successor company) have not mutually agreed (within five business days following a change in control) on the terms and conditions of his continued employment.

In the event of a qualifying termination, the executive would be entitled to receive a lump sum payment equal to the sum of (1) two times (three times in the case of Mr. Mussallem) the annual base salary as of the time of termination (or during the 12 months preceding the change in control, if higher); (2) two times (three times in the case of Mr. Mussallem) the Incentive Pay Objective for the year of termination (or the dollar amount of the actual bonus paid in the preceding year, if higher); (3) a pro-rated bonus for the year of termination; (4) all then-outstanding and unvested long-term incentive awards would generally be subject to accelerated vesting; and (5) continued participation in our medical and dental plans for three years following termination of employment. In addition, the executive would be entitled to reasonable outplacement services. If any such payments or benefits would constitute a parachute payment under Section 280G of the Code, then such payments and benefits would be reduced to the extent necessary to assure that the executive receives only the greater of (1) the amount of the payments which would not constitute a parachute payment, or (2) the amount which yields the greatest after-tax benefit after taking into account any excise taxes imposed under Section 4999 of the Code. The change-in-control severance agreements do not provide for tax gross-up payments. Receipt of these severance benefits is conditioned upon the executive executing and not revoking a general release of any claims in favor of the Company.

The change-in-control severance agreements for the NEOs other than Mr. Mussallem provide that, in the event the executive is entitled to benefits under our Severance Pay Plan (the “Severance Plan”), which is described below, and the executive also has a qualifying termination under the change-in-control severance agreement, the executive will be entitled to the benefits under the change-in-control severance agreement only, and installment payments under the

    Edwards Lifesciences Corporation    |    2018 Proxy Statement     51

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Severance Plan will immediately terminate without offset or reduction for any benefits already received under the Severance Plan. In the event Mr. Mussallem becomes entitled to the benefits under his change-in-control severance agreement following the time at which he became entitled to certain severance benefits under the terms of his employment agreement (which is described below), any then-remaining severance benefits under his employment agreement will immediately terminate and he will only be entitled to benefits under his change-in-control severance agreement, and the amount of certain severance benefits payable under his change-in-control severance agreement will be reduced by the amount of the severance benefits previously paid under his employment agreement.

Employment Agreement with CEO.    On March 9, 2009, the Company entered into an amended and restated employment agreement with Mr. Mussallem pursuant to which he is eligible to receive benefits in connection with certain termination circumstances. If Mr. Mussallem’s employment is terminated without cause, we will pay him the sum of (1) two times his highest base salary in the preceding 12 months; (2) the higher of one times his maximum target bonus for the year of termination, or two times the actual bonus paid in the preceding year; (3) a pro-rated bonus for the year of termination; and (4) an amount equal to the cost of continued medical and dental coverage for up to 24 months. Mr. Mussallem will not be entitled to receive any such payments if he receives payments under his change-in-control severance agreement and, as described above, any severance benefits Mr. Mussallem may receive under his change-in-control severance agreement will be offset by any benefits he received under his employment agreement. For purposes of Mr. Mussallem’s employment agreement, “cause” generally includes (1) the executive willfully engaging in conduct that is demonstrably and materially injurious to the Company; or (2) the executive’s conviction of a felony.

If Mr. Mussallem’s employment is terminated due to retirement, disability or death, he will receive his pro-rated bonus for the year of termination and additional benefits as determined in accordance with our benefit plans.

For a period of 24 months following his termination of employment, Mr. Mussallem may not employ or solicit for employment any of our employees or consultants.

Severance Pay Plan.    We maintain the Severance Plan, under which the NEOs (other than Mr. Mussallem) and certain other employees are eligible to receive severance benefits in connection with a termination of the individual’s employment due to elimination of his or her position or a reduction in the size of our workforce. Benefits paid to an NEO (other than Mr. Mussallem) under the Severance Plan consist of cash severance equal to one and one-half times the executive’s “monthly compensation” (as defined in the Severance Plan), plus 4% of the monthly compensation multiplied by the number of whole months of service completed as of the date of termination. In no event will this cash severance exceed two times the annual compensation received in the preceding 12 months. See “Change-in-Control Severance Agreements” section above for a description of the treatment of Severance Plan benefits if an NEO is also entitled to severance benefits under the change-in-control severance agreement.

Acceleration of Equity Awards.    Pursuant to the terms of the Long-Term Stock Program applicable to awards granted prior to May 2015, in the event of a change in control of the Company, all outstanding stock options, restricted stock, RSUs and PBRSUs held by all employees (including the NEOs) will vest in full. This provision was amended as to awards granted since May 2015 such that both a change in control and a specified termination of employment (a “double-trigger”) are required, or the awards must be terminated in the change-in-control transaction, in order for vesting of the awards to accelerate in connection with the change-in-control transaction.

Estimated Payments.    The following tables set forth the estimated payments and benefits that would have been payable to the NEOs under the terms of their agreements as described above had their employment been terminated on December 31, 2017 under the termination circumstances indicated below. Unless otherwise noted, all cash payments would be made in a lump sum and would be paid by us or our successor. The amounts set forth in these tables represent estimates and forward-looking information that is subject to substantial variation based on the timing of the applicable triggering event. We caution the reader to consider these limitations in reviewing the following tables.

For purposes of estimating the amount of payments and benefits payable as a result of a termination of the executive’s employment following a change in control, we have made the following assumptions where applicable:

•	the change in control occurred on December 31, 2017;

•	the stock price was $112.71 per share, which was the closing price of our common stock on December 29, 2017;

•	all NEOs were terminated on the date of the change in control; and

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

•	the NEOs received continued participation in our medical and dental plans for three years following termination of employment.

We have also assumed that outstanding and unvested stock options and RSUs held by the executive accelerated and became vested (to the extent required in the circumstances) on the applicable event. If the awards were accelerated in connection with a change in control pursuant to which the awards were to be terminated, the value of the acceleration would be the same as the applicable value indicated below for “Qualifying Termination in Connection with a Change in Control” assuming that the change in control occurred on December 31, 2017. In these circumstances, there would be no additional value for the accelerated vesting of the awards in connection with a termination of employment if the awards had previously accelerated because of the change in control.

Executive Benefits and Payments upon Termination: Mr. Mussallem

	Qualifying Termination in Connection with a Change in Control(1)	Termination Due to Retirement(2)	Termination Due to Disability or Death(2)	Involuntary Termination by the Company Without Cause(2)
Salary Severance	$ 3,000,000	—	—	$ 2,000,000
Bonus Severance	6,684,678	—	—	4,456,452
Pro Rata Bonus – 2017	1,400,000	$1,400,000	$ 1,400,000	1,400,000
Stock Option Acceleration	1,887,239	—	1,887,239	—
Restricted Stock Unit Acceleration	4,657,741	1,654,019	3,334,807	—
Performance-Based Stock Unit Acceleration	5,821,471	3,498,080	3,498,080	3,498,080
Medical and Dental Coverage Continuation(2)	22,104	—	—	14,736
Outplacement	50,000	—	—	—
Total	$23,523,233	$6,552,099	$10,120,126	$11,369,268

(1)

Pursuant to the terms of Mr. Mussallem’s change-in-control severance agreement. Mr. Mussallem’s payments and benefits will be reduced to the extent necessary to ensure that he receives only the greater of (1) the amount of the payments which would not constitute a parachute payment, or (2) the amount which yields the executive the greatest after-tax amount of benefits after taking into account any excise taxes imposed on the executive under Section 4999 of the Code. The value of Mr. Mussallem’s severance benefits presented in the table assumes that no such reduction in his benefits would be required.

(2)	Pursuant to the terms of Mr. Mussallem’s amended and restated employment agreement, and assuming that the termination of employment is not in connection with a change in control.

Executive Benefits and Payments upon Termination: Qualifying Termination in

Connection with a Change in Control(1)

	Mr. Ullem	Mr. Bobo	Ms. Szyman		Mr. Wood
Salary Severance	$1,147,364	$1,154,774	$1,060,900		$1,114,420
Bonus Severance	1,412,080	1,308,888	1,334,488		1,507,320
Pro Rata Bonus – 2017	427,450	432,600	396,550		416,725
Stock Option Acceleration	6,125,384	2,730,958	2,017,583		2,741,732
Restricted Stock Unit Acceleration	4,132,625	1,158,095	2,808,733		1,260,661
Performance-Based Stock Unit Acceleration	1,465,230	1,448,324	1,372,245		1,411,694
Medical and Dental Coverage Continuation	109,556	30,844	109,556		109,556
Outplacement	50,000	50,000	50,000		50,000
Cutback	—	—	(1,351,814	)(2)	—
Total	$14,869,689	$8,314,483	$7,798,241		$8,612,108

(1)

Under the change-in-control severance agreements, payments and benefits will be reduced to the extent necessary to ensure that the executive receives only the greater of (1) the amount of the payments which would not constitute a parachute payment or (2) the amount which yields the executive the greatest after-tax amount of benefits after taking into account any excise taxes imposed on the executive under Section 4999 of the Code. The value of each executive’s severance benefits presented on the table assumes that no such reduction in benefits would be required.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

(2)

Ms. Szyman’s total payments considered “parachute payments” under Section 280G of the Code were, in this hypothetical termination scenario, estimated to have been greater than three times her “base amount” calculated under Section 280G of the Code. As described above, Ms. Szyman is subject to a best net after-tax provision under her change-in-control severance agreement under which such payments and benefits would be reduced to the extent necessary to assure that Ms. Szyman receives only the greater of (1) the amount of the payments which would not constitute a parachute payment, or (2) the amount which yields the greatest after tax benefit after taking into account any excise taxes imposed under Section 4999 of the Code. It is estimated that, in this scenario, Ms. Szyman’s benefits would have been reduced by $1,351,814 to avoid the application of Section 4999 of the Code.

Executive Benefits and Payments upon Termination:

Not in Connection with a Change in Control

	Mr. Ullem	Mr. Bobo	Ms. Szyman	Mr. Wood
Cash Severance(1)	$161,587	$584,123	$128,192	$792,167

(1)

Pursuant to the terms of the Severance Plan, and assuming that the termination of employment is not in connection with a change in control of the Company. Ms. Szyman’s obligation to repay any relocation benefit terminated on January 5, 2017.

CEO Pay Ratio

Pursuant to the Securities Exchange Act of 1934, as amended, we are required to disclose in this Proxy Statement the ratio of the total annual compensation of our CEO to the median of the total annual compensation of all of our employees (excluding our CEO). Based on SEC rules for this disclosure and applying the methodology described below, we have determined that our CEO’s total compensation for 2017 was $10,798,318, and the median of the total 2017 compensation of all of our employees (excluding our CEO) was $50,195. Accordingly, we estimate the ratio of our CEO’s total compensation for 2017 to the median of the total 2017 compensation of all of our employees (excluding our CEO) to be 215 to 1.

We identified the median employee by taking into account the total cash compensation paid for 2017 for all individuals, excluding our CEO, who were employed by us or one of our affiliates on October 31, 2017, the last day of the first month of our fourth fiscal quarter. We included all employees, whether employed on a full-time, part-time, or seasonal basis. We did not make any assumptions, adjustments or estimates with respect to their total cash compensation for 2017, and we did not annualize the compensation for any employees who were not employed by us for all of 2017. We believe total cash compensation for all employees is an appropriate measure because we do not distribute annual equity awards to all employees.

Once the median employee was identified as described above, that employee’s total annual compensation for 2017 was determined using the same rules that apply to reporting the compensation of our NEOs (including our CEO) in the “Total” column of the Summary Compensation Table. The total compensation amounts included in the first paragraph of this pay-ratio disclosure were determined based on that methodology. The SEC’s pay ratio disclosure rules permit the use of estimates, assumptions, and adjustments, and the SEC has acknowledged that pay ratio disclosures may involve a degree of imprecision. We believe that the foregoing pay ratio is a reasonable estimate calculated in a manner consistent with the SEC’s pay ratio disclosure rules.

The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

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PROPOSAL 2 – ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with Section 14A of the Exchange Act and the related rules of the SEC, we are providing our stockholders with the opportunity to vote, on an advisory, non-binding basis, on the executive compensation of our NEOs as disclosed in this Proxy Statement (including in the compensation tables and narratives accompanying those tables as well as in the “Compensation Discussion and Analysis”).

As described more fully in the “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, retain, motivate, and engage executives with superior leadership and management capabilities. High-caliber talent is critical to our success and we strive to provide compensation that is competitive. Our strong pay-for-performance culture is reflected below:

•	A significant portion of executive compensation is performance based;

•

Our performance goals consist of a mix of company-wide financial, operating, and strategic measures as well as personal objectives designed to further the Company’s annual and long-term business performance; and

•

We strive to align the interests of our executives with the interests of our stockholders, with a significant portion of executive compensation being in the form of equity awards with a value dependent upon our stock price.

We urge stockholders to read the “Compensation Discussion and Analysis” beginning on page 25, which describes in more detail how our executive compensation policies and procedures are designed and operate to achieve our compensation and strategic objectives, as well as the “Summary Compensation Table” and other related compensation tables and narrative appearing on pages 42 through 54. The Compensation Committee and the Board believe that the policies, procedures, and compensation programs described in these sections have contributed to the Company’s long-term performance.

In the advisory vote at our 2017 annual meeting, approximately 95% of the votes cast by our stockholders supported our executive compensation policies and procedures.

Even though we have regularly received strong support for our executive pay practices, the Compensation Committee continues to engage in periodic reviews of our executive compensation and benefits programs and makes changes as appropriate to reflect our compensation philosophy and objectives, and to take into account stockholder feedback.

In 2017, our financial and operating performances were strong. We achieved significant growth and exceeded our financial goals, including non-GAAP revenue, net income and free cash flow, the three measures of achievement under our annual cash incentive plan. Reflecting our performance for the year, prior to taking into account individual performance, our annual incentive plan for corporate employees funded at 175% of target. After taking into account individual performance, payouts for the NEOs ranged from 186% to 187% of their Incentive Pay Objectives.

Another indicator of our pay-for-performance culture is the relationship of the NEOs’ total direct compensation to TSR. Over the past five years, on average, 88% of the CEO’s total direct compensation is performance-based, and 73% is tied to the performance of Edwards’ stock. Our stock price has increased 150% over the past five years, 77% over the past three years, and 20% over the past year.

We are asking our stockholders to indicate their support for our NEO compensation programs as described in the Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in the Proxy Statement.

Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company’s Proxy Statement for the 2018 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure included in the Proxy Statement.”

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PROPOSAL 2 – ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board, and it will not be construed as overriding a decision by the Company, the Compensation Committee or the Board, or creating or implying any additional fiduciary duty. However, the Board and our Compensation Committee value the opinions of our stockholders and will consider the voting results when making future decisions regarding executive compensation. Our current policy is to provide our stockholders with an opportunity to approve the compensation of the NEOs each year at the annual meeting. It is expected that the next such vote will occur at the 2019 annual meeting.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NEOS, AS DESCRIBED IN THE PROXY STATEMENT.

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EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, for each of our four equity compensation plans, which include the Long-Term Stock Program, the Nonemployee Directors Program, the 2001 Employee Stock Purchase Plan for United States Employees (the “U.S. ESPP”) and the 2001 Employee Stock Purchase Plan for International Employees (the “International ESPP”), the number of shares of our common stock subject to outstanding awards, the weighted average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2017. These plans have each been approved by our stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(#)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights($)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(#)(2)
Equity Compensation Plans Approved by Stockholders	9,887,665	(3)	$59.85	11,232,272	(4)
Equity Compensation Plans Not Approved by Stockholders	—		—	—

(1)

The weighted average exercise price is calculated without taking into account 1,159,471 shares of common stock subject to outstanding RSUs that will become issuable as those units vest, without any cash consideration or other payment required for such shares.

(2)	The amounts indicated in this column exclude securities listed in the column titled “Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights.”

(3)

This amount includes 969,037 shares of common stock subject to RSU awards that will entitle the holder to one share of our common stock for each such unit that vests over the holder’s period of continued service, 161,900 shares subject to PBRSUs granted to executives (at the targeted level of performance; actual payout could range from 0% to 175% of the targeted level based on relative total stockholder return), 26,770 PBRSUs granted to non-executive employees (at targeted level of performance; actual payout could be either 0% or 100% of the targeted level based on performance against applicable goals), and 1,764 restricted shares granted to nonemployee directors.

(4)

As of December 31, 2017, the following number of shares of common stock remain available for future issuance under equity compensation programs approved by our stockholders: (a) Long-Term Stock Program — 10,437,546; (b) Nonemployee Directors Program – 794,726; (c) U.S. ESPP – 1,829,210 and (d) the International ESPP – 564,935.

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AUDIT MATTERS

PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending December 31, 2018. Representatives of PwC are expected to attend the Annual Meeting and will be available to respond to appropriate questions and to make a statement if they so desire. In addition to the annual audit services, PwC performs certain non-audit services for us. Although we are not required to seek stockholder approval of the appointment of PwC, the Board believes that it is consistent with good corporate governance practices to ask stockholders to ratify the appointment. If the appointment is not ratified, the Audit Committee will explore the reasons for stockholder rejection and will reconsider the appointment. In addition, even if stockholders ratify the Audit Committee’s appointment of PwC, the Audit Committee, in its discretion, may still appoint a different independent registered public accounting firm if it believes that such a change would be in the best interests of the Company and our stockholders.

PwC has been our independent registered public accounting firm since 1999, serving in that capacity and reporting on our consolidated financial statements and the effectiveness of our internal controls over financial reporting continuously through the 2017 fiscal year.

In considering whether to reappoint PwC, the Audit Committee evaluated PwC’s performance and considered the following factors:

•	PwC’s global capabilities;

•	the results of the Company’s annual assessment of PwC’s performance;

•	PwC’s and the audit engagement team’s independence;

•	the quality, timeliness, and candor of PwC’s communications with the Audit Committee and management;

•	the appropriateness of PwC’s fees;

•	PwC’s tenure as our independent registered public accounting firm;

•	the controls and processes in place that help ensure PwC’s continued independence; and

•	whether the provision of non-audit services provided by PwC to the Company during 2017 was compatible with their independence.

The Audit Committee maintains oversight over PwC by holding regular private sessions with PwC, performing annual evaluations, and being directly involved in the selection of new lead audit partners pursuant to SEC rules requiring that a new lead audit partner be designated in the normal course every five years to bring a fresh perspective to the audit engagement. A new partner was so designated in advance of the 2015 audit.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Fees Paid to Principal Accountants.    During 2017 and 2016, PwC was retained to provide services in the following categories and amounts:

	2017	2016
	(in millions)
Audit Fees	$2.8	$2.7
Audit-Related Fees	0.3	0.3
Tax Fees	1.5	2.1
All Other Fees	—	—

Audit Fees.    Amounts paid under “Audit Fees” include aggregate fees for the audit of our consolidated financial statements and the effectiveness of internal controls over financial reporting, the three quarterly reviews of the Company’s reports on Form 10-Q and other SEC filings, and services in connection with statutory and regulatory filings.

Audit-Related Fees.    Amounts paid under “Audit-Related Fees” were for miscellaneous audit and consulting services.

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AUDIT MATTERS

Tax Fees.    Amounts paid under “Tax Fees” in 2017 were for tax compliance ($0.8) and other tax services ($0.7), and in 2016 were for tax compliance ($1.3) and other tax services ($0.8).

All Other Fees.    There were immaterial fees paid under “All Other Fees” in 2017 and 2016.

Pre-Approval of Services.    The Audit Committee is required to pre-approve the audit and non-audit services performed by our independent registered public accounting firm in order to assure that the provision of such services does not impair the auditor’s independence. Any proposed services exceeding pre-approved cost levels require specific pre-approval by the Audit Committee.

The Audit Committee at least annually reviews and provides general pre-approval for the services that may be provided by the independent registered public accounting firm; the term of the general pre-approval is 12 months from the date of approval, unless the Audit Committee specifically provides for a different period. If the Audit Committee has not provided general pre-approval, then the type of service requires specific pre-approval by the Audit Committee.

The Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent registered public accounting firm, but may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The annual audit services, engagement terms, and fees are subject to the specific pre-approval of the Audit Committee. One hundred percent (100%) of audit and non-audit services performed by PwC in 2017 and 2016 were approved by the Audit Committee.

AUDIT COMMITTEE REPORT

The Audit Committee comprises the three directors named below, each of whom meets the enhanced independence standards for Audit Committee members as set forth in applicable rules of the NYSE and the SEC. The Board has designated each member of the Audit Committee as an “audit committee financial expert” under applicable rules of SEC. Additional information regarding the Audit Committee, its responsibilities and meetings are described above in the section entitled “Board of Directors Matters – Corporate Governance Policies and Practices – Committees of the Board.”

Management is responsible for our internal controls, financial reporting process and compliance with laws, regulations and ethical business practices. Our independent registered public accounting firm, PwC, is responsible for performing an independent audit of our annual consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of our internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2017. The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Auditing Standard 1301, “Communications with Audit Committees.” The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm under applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

Based on the reviews and discussions referred to above, and relying thereon, the Audit Committee recommended to the Board that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for filing with the SEC.

The Audit Committee:

Leslie S. Heisz (Chair)

Kieran T. Gallahue

Wesley W. von Schack

This report shall not be deemed soliciting material or to be filed with the SEC, or incorporated by reference in any document so filed, whether made before or after the date hereof, except to the extent we specifically request that it be treated as soliciting material or it is specifically incorporated by reference therein.

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OTHER MATTERS AND BUSINESS

PROPOSAL 4 – STOCKHOLDER PROPOSAL REGARDING ACTION BY WRITTEN CONSENT

A stockholder has submitted the proposal and supporting statement set forth below in accordance with the rules of the SEC, and the Board and the Company disclaim any responsibility for its content. We will furnish, orally or in writing as requested, the name, address and claimed share ownership of the stockholder that submitted this proposal promptly upon oral or written request to the Company’s Corporate Secretary.

Proposal 4 – Shareholder Right to Act by Written Consent

Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to be consistent with applicable law and consistent with giving shareholders the fullest power to act by written consent consistent with applicable law. This includes shareholder ability to initiate any topic for written consent consistent with applicable law.

This proposal topic won majority shareholder support at 13 major companies in a single year. This included 67%-support at both Allstate and Sprint. Hundreds of major companies enable shareholder action by written consent. This proposal topic, sponsored by a Chevedden proponent, received more than 51%-support at our 2015 annual meeting.

This 51%-vote would have been still higher if small shareholders had the same access to corporate governance analytical information as large shareholders. Each shareholder proposal topic voted at our annual meetings since 2012 would have received a higher vote had our company printed the names of the proponent in the proxy. Shareholders appreciate knowing the specific proponent sponsoring each shareholder proposal and that a proponent is willing to link his name to the merits of the proposal.

Taking action by written consent in lieu of a meeting is a means shareholders can use to raise important matters outside the normal annual meeting cycle. A shareholder right to act by written consent and to call a special meeting are 2 complimentary ways to bring an important matter to the attention of both management and shareholders outside the annual meeting cycle. More than 100 Fortune 500 companies provide for shareholders to call special meetings and to act by written consent.

Please vote for a best practice in corporate governance: Shareholder Right to Act by Written Consent — Proposal 4

The Board has carefully considered the above stockholder proposal and believes that it is unnecessary and not in the best interests of stockholders. The Board recommends that stockholders vote “AGAINST” this proposal for the following reasons:

The above stockholder proposal would deprive all stockholders of the right to be consulted on key matters impacting their investment.

Our governing documents require that actions on which stockholders will be asked to vote be considered at a meeting of stockholders. This requirement assures that all stockholders receive advance notice of the proposed action, have an opportunity to discuss it, and consider all points of view. In contrast, the proposal would allow critical actions to be approved without notice to other stockholders and without an opportunity for discussion at a stockholder meeting. This proposal, if adopted, could disenfranchise stockholders and may deprive them of these rights, while enabling other short-term or special interest investors with no fiduciary duties to stockholders to approve proposals that are not in the best interest of all stockholders. Because of these deficiencies, the Board believes that the written consent process is not appropriate for a widely held public company. This belief was affirmed by stockholders during our 2015- 2016 stockholder outreach on this topic which we discuss in more detail below.

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OTHER MATTERS AND BUSINESS

Our 2015–2016 stockholder outreach led by our Presiding Director included extensive conversations on this exact topic. As a direct result of this engagement, the Board expanded the right of stockholders to call special meetings, which our stockholders overwhelmingly indicated was superior to implementing a right for stockholders to act by written consent.

The above stockholder proposal was submitted by the same stockholder in 2014 and then again in 2015. Following the vote on this proposal in 2015 (the “2015 proposal”), which was approved by 50.8% of the votes cast (39% of the shares then outstanding), we, including Wes von Schack, the Board’s Presiding Director, engaged in substantial stockholder outreach in order to be able to inform the Board of our stockholders’ current views on this matter. The feedback provided by stockholders during these meetings was provided to the full Board for consideration.

2015 Outreach.    During 2015, our management contacted 26 of our largest stockholders representing approximately 54% of our outstanding shares to, among other things, seek their feedback on the 2015 proposal that was narrowly approved at the 2015 Annual Meeting. This outreach resulted in conversations with 13 stockholders representing approximately 43% of our outstanding shares. The engagement included extensive discussions of the positive and negative aspects of the special meeting versus the written consent rights, both generally and specifically as it relates to Edwards.

Overall, stockholders were pleased to be consulted and, among other things, voiced two consistent themes:

•

Our stockholders strongly favored the right to call a special meeting over the right to act by written consent. Many of these stockholders said they preferred the right to call a special meeting over the right to act by written consent because while both provide stockholders an avenue to be heard outside the annual meeting cycle, special meetings provide additional protections for all stockholders and avoid the logistical issues that some stockholders have experienced when presented with a consent solicitation.

•	Regardless of their views on the right to act by written consent, stockholders believed it was important that the Board be responsive to the vote on the 2015 proposal.

Based on this feedback, the Board evaluated various alternatives. After careful deliberation and consideration of Edwards’ specific circumstances, including its history of having a concentrated stockholder base, the Board determined that lowering the threshold for the special meeting right from 25% to 15% may be the most responsive and appropriate course of action. Before doing so, however, the Board wanted to understand how our stockholders would view that action and whether they would consider it superior to the adoption of a right to act by written consent.

2016 Outreach.    To obtain feedback specific to this proposed action, in early 2016, we contacted 20 stockholders representing approximately 51% of our outstanding shares, and spoke with 18 stockholders representing just over 50% of our shares, including many stockholders who had provided their views during our initial outreach. Mr. von Schack led conversations with five of our top six stockholders. The remaining calls were conducted by the management team that participated on the calls with Mr. von Schack, which included the CFO, the Corporate Secretary, and the Vice President of Investor Relations.

The results of these conversations were as follows:

•	All of these stockholders approved of the Board’s engagement process and efforts to incorporate stockholders’ perspectives into its decision-making process.

•	All but one of these stockholders said they considered the Board lowering the special meeting threshold in lieu of adopting a written consent right to be responsive to the vote on the 2015 proposal.

During our 2016 outreach, the one stockholder who said that it had voted for the 2015 proposal and would still prefer to have both special meeting and written consent rights indicated that it appreciated the Board’s thoughtful process to address the feedback received during the 2015 outreach conversations. This stockholder believed the Board was responsive to the vote on the 2015 proposal.

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OTHER MATTERS AND BUSINESS

In light of the feedback received during the outreach, indicating that lowering the threshold required to call a special meeting is superior to the adoption of a right to act by written consent and also having considered the factors listed below, in February 2016, the Board amended our Bylaws to lower the threshold for the special meeting right from 25% to 15% of our outstanding shares, which remains the current threshold.

The existing right to call a special meeting is preferable and is set at an appropriate threshold.

Our existing stockholder right to call special meetings allows stockholders to propose actions without waiting for the Company’s next Annual Meeting. A special meeting set at an appropriate threshold is preferable to action by written consent because a meeting allows all stockholders to participate in, and discuss the merits of, a proposed action, and allows the Board to make a thoughtful recommendation about the action. As a result, a strong stockholder special meeting right is better suited to a culture of transparency and good corporate governance.

The Board continues to believe that having a special meeting right at 15% strikes the right balance for Edwards, as it is a low enough threshold to provide a meaningful right for stockholders to act between annual meetings yet high enough to prevent a single stockholder (or small group of stockholders) from acting without broad stockholder support. Edwards has a history of having significant concentration amongst its top stockholders. Over the past decade, Edwards has always had at least one stockholder with ownership above 8%, and approximately 75% of the time, Edwards has had at least one stockholder with ownership above 10%. Five different institutions have owned at least 10% of Edwards’ stock at some point during that same period.

In addition, at the present time, only 13% of S&P 500 companies maintain a special meeting right with a threshold at or below 15%, providing additional confidence to the Board that a special meeting right with a threshold of 15% is in line with Edwards’ strong corporate governance structures.

We have a strong corporate governance structure and record of accountability.

Our current corporate governance structure reflects a significant and ongoing commitment to strong and effective governance practices and a willingness to be responsive and accountable to our stockholders. We regularly assess and refine our corporate governance policies and procedures to take into account evolving best practices and to address feedback provided by our stockholders during our regular engagement with them. The Board firmly believes that the company’s strong corporate governance practices are a key enabler of the exceptional and sustainable value that Edwards has created for stockholders.

In addition to adopting a special meeting right in 2014, and expanding that right in 2016, we have implemented numerous other corporate governance measures to ensure the Board remains accountable to stockholders, provides our stockholders with a meaningful voice in the nomination and election of directors, ensures the ability to communicate with directors, and promotes the consideration of stockholder views. For example:

•

Annual Election of Directors – In 2013, in response to a non-binding stockholder proposal approved at the 2012 Annual Meeting of Stockholders, the Board recommended and stockholders approved amendments to our Certificate of Incorporation to eliminate the classified board and phase in the annual election of directors. Beginning with the 2016 Annual Meeting of Stockholders, all of our directors stand for re-election at each annual meeting.

•

Majority Voting in Director Elections – Directors must be elected by a majority vote in an uncontested election, and a director who fails to receive the required number of votes for re-election must tender his or her written resignation for consideration by the Board.

•	Substantial Majority of the Board is Independent – The Board is composed entirely of independent directors, other than the Chief Executive Officer.

•

Independent Presiding Director – We have an independent Presiding Director with defined and significant responsibilities. Our Presiding Director provides strong independent leadership of our Board by, among other things, presiding at executive sessions in connection with every Board meeting.

•

Board Refreshment – The Board has added five new directors over the past four years. These additions are the result of a thoughtful process that has involved the participation of all directors and occasionally an executive search firm to assist in evaluating candidates. This process is designed to ensure that our Board benefits from fresh perspectives, diversity of thought and a collective skill set that is aligned with the needs of our business. The average tenure of our independent directors is six years.

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•

Proxy Access – In 2016, the Board amended our Bylaws to implement proxy access. Under our Bylaws, a stockholder or a group of up to 30 stockholders owning at least 3% of our outstanding common stock continuously for at least three years may nominate and include in our proxy materials up to the greater of two director candidates or 20% of the Board. This right provides an avenue for stockholder action that is incremental to our special meeting right and further reduces the need for stockholders to act by written consent.

•

Eliminating Supermajority Voting – In 2013, in response to a non-binding stockholder proposal at the 2012 Annual Meeting of Stockholders, the Board recommended and stockholders approved amendments to our Certificate of Incorporation to eliminate the supermajority voting provision. The Board subsequently eliminated the supermajority voting provision from our Bylaws as well.

•	No Stockholder Rights Plan – We do not have a stockholder rights plan, or so-called “poison pill.”

•

Stockholder Engagement – Stockholders can communicate directly with the Board and/or individual directors, and we regularly engage with our investors to solicit views on important issues such as our governance practices, executive compensation program, and our stockholders’ rights. Since the 2017 Annual Meeting, we contacted our top stockholders representing over 55% of our outstanding shares.

Consistent with its current practice, the Board will continue to engage with its stockholders on corporate governance measures and evaluate appropriate changes to our governance structure, policies, and practices that will serve the best interests of the Company and our stockholders.

In summary, in light of the existing and carefully considered special meeting right, as well as the Board’s continuing commitment to ensuring effective corporate governance, the Board believes that this proposal is unnecessary and not in the best interests of stockholders.

THE BOARD RECOMMENDS A VOTE “AGAINST” THIS PROPOSAL REGARDING ACTION BY WRITTEN CONSENT.

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OTHER MATTERS AND BUSINESS

Additional Information.    Our Bylaws, Governance Guidelines and charters of each of the Audit Committee and Compensation Committee are posted on our website at www.edwards.com under “Investors—Corporate Governance.” Our Global Business Practice Standards (applicable to all of the Company’s employees, executive officers and directors) are posted at www.edwards.com under “About Us—Corporate Responsibility.”

Section 16(a) Beneficial Ownership Reporting Compliance.    To our knowledge, all reports that were required to be filed during 2017 by our executive officers, directors and beneficial owners of more than 10% of our common stock under Section 16 of the Exchange Act were filed on a timely basis, except that Ms. Szyman reported on a Form 4 filed on May 26, 2017, shares surrendered on February 22, 2017 to pay applicable withholding taxes upon the vesting of two RSU awards.

Related Persons Transactions.    Under the Audit Committee charter, the Audit Committee is responsible for reviewing and approving or ratifying all transactions with related persons that are required to be disclosed pursuant to Item 404(a) of Regulation S-K adopted by the SEC. Related persons include our executive officers and directors, nominees for directors, 5% or more beneficial owners of our common stock, and immediate family members of these persons. Transactions involving amounts paid by Edwards or its subsidiaries in excess of $120,000 and in which the related person has a direct or indirect material interest are referred to as “related person transactions.” The Audit Committee will generally consider all relevant factors when determining whether to approve or ratify a related person transaction. The Audit Committee reviewed and approved the following related person transaction: Mr. Bobo’s son has been working for the Company, for a number of years, in a business unit not under Mr. Bobo’s direction. In 2017, his total compensation surpassed the $120,000 reporting threshold.

Indemnification of Directors and Officers.    Pursuant to our Amended and Restated Certificate of Incorporation, we indemnify our directors and officers to the fullest extent permitted by law. We have also entered into indemnification agreements with each of our directors and executive officers that contractually commit us to provide this indemnification to him or her.

Deadline for Receipt of Stockholder Proposals and Director Nominations for the 2019 Annual Meeting

Proposals for Inclusion in Proxy Materials.    In order for a stockholder proposal to be eligible for inclusion in our proxy statement for the 2019 annual meeting, the written proposal must be received by the Corporate Secretary of the Company at its principal executive offices at the address below no later than November 29, 2018 and must comply with the requirements of the Rule 14a-8 under the Exchange Act.

Director Nominations for Inclusion in Proxy Materials.    Under the Company’s proxy access right, a stockholder, or a group of up to 30 stockholders, owning at least 3% of our outstanding shares continuously for at least three years, is permitted to nominate up to the greater of two directors or 20% of our Board for inclusion in our proxy statement, provided that the stockholder(s) and the nominee(s) satisfy the requirements in our Bylaws. In order for a stockholder to nominate a director for election to our Board for inclusion in our proxy statement for the 2019 annual meeting, written notice must be received by the Corporate Secretary of the Company at its principal executive offices at the address below no earlier than October 30, 2018 and no later than November 29, 2018. Other specifics regarding the content of the notice and certain other eligibility and procedural requirements, can be found in Section 10 of Article I of our Bylaws.

Proposals and Director Nominations Not Intended for Inclusion in Proxy Materials.    In order for a stockholder to present a proposal or nominate a director for election to our Board at our 2019 annual meeting, but not have such proposal or nomination included in the proxy statement for our 2019 annual meeting, written notice of the proposal or director nomination(s) must be received by the Corporate Secretary of the Company at its principal executive offices at the address below no earlier than January 17, 2019 and no later than February 16, 2019. However, if the date of the 2019 annual meeting is a date that is not within 25 days before or after May 17, 2019 (the anniversary date of the Annual Meeting), written notice must be received no later than the close of business on the 10th calendar day after the first to occur of the day on which notice of the 2019 annual meeting is mailed or public disclosure of the date of the 2019 annual meeting is made. Other specifics regarding the notice procedures, including the required content of the notice, can be found in Section 9 of Article I (with respect to stockholder proposals) and Section 2 of Article I (with respect to director nominations) of our Bylaws.

Our Bylaws require that a stockholder must provide certain information concerning the proposing person, the nominee and the proposal, as applicable. Nominations and proposals not meeting the requirements set forth in our Bylaws will not

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be entertained at the 2019 annual meeting. Stockholders should contact the Corporate Secretary of the Company in writing at One Edwards Way, Irvine, California 92614 to obtain additional information as to the proper form and content of stockholder nominations or proposals.

Annual Report on Form 10-K.    The Company will furnish without charge to each person whose proxy is solicited, upon the written request of such person, a copy of the 2017 Annual Report as filed with the SEC, including the financial statements and financial statement schedules (upon request, exhibits thereto will be furnished subject to payment of a specified fee). Requests for copies of such report should be directed to: Edwards Lifesciences Corporation, Attention: Corporate Secretary, One Edwards Way, Irvine, California 92614.

Delivery of Proxy Materials.    We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, stockholders of record who have the same address and last name and did not receive a Notice or otherwise receive their Proxy Materials electronically will receive only one copy of the Proxy Materials unless we receive contrary instructions from one or more of such stockholders. Upon oral or written request, we will deliver promptly a separate copy of the Proxy Materials to a stockholder at a shared address to which a single copy of the Proxy Materials was delivered. If you are a stockholder of record at a shared address to which we delivered a single copy of the Proxy Materials and you desire to receive a separate copy of the Proxy Materials for the Annual Meeting or for our future meetings, or if you are a stockholder at a shared address to which we delivered multiple copies of the Proxy Materials and you desire to receive one copy in the future, please submit your request to Computershare at P.O. Box 30170, College Station, Texas 77842-3170, (800) 446-2617. If you are a beneficial stockholder, please contact your bank, broker or other nominee directly if you have questions, require additional copies of the Proxy Materials, wish to receive multiple reports by revoking your consent to householding or wish to request single copies of the Proxy Materials in the future.

By Order of the Board of Directors,

Linda J. Park

Vice President, Associate General Counsel,

and Corporate Secretary

ALL STOCKHOLDERS ARE URGED TO SUBMIT THEIR PROXIES PROMPTLY

    Edwards Lifesciences Corporation    |    2018 Proxy Statement     65

EDWARDS EDWARDS LIFESCIENCES CORPORATION ONE EDWARDS WAY IRVINE, CA 92614 ATTN: LINDA J. PARK VOTE BY INTERNET: www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., ET the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site, and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by Edwards in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To enroll in electronic delivery of proxy materials, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE: 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., ET the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. You may hold Edwards shares in multiple accounts and therefore receive more than one proxy card or voting instruction form and related materials. Please vote EACH proxy card and voting instruction form that you receive. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E42017-P02952-Z71830 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY EDWARDS LIFESCIENCES CORPORATION The Board of Directors recommends you vote FOR the following nominees: 1. ELECTION OF DIRECTORS 1a. Michael A. Mussallem 1b. Kieran T. Gallahue 1c. Leslie S. Heisz 1d. William J. Link, Ph.D. 1e. Steven R. Loranger 1f. Martha H. Marsh 1g. Wesley W. von Schack 1h. Nicholas J. Valeriani For Against Abstain The Board of Directors recommends you vote FOR Proposals 2 and 3. 2. ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM The Board of Directors recommends you vote AGAINST Proposal 4. 4. ADVISORY VOTE ON A STOCKHOLDER PROPOSAL REGARDING ACTION BY WRITTEN CONSENT NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof. For Against Abstain For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E42018-P02952-Z71830 EDWARDS LIFESCIENCES CORPORATION Annual Meeting of Stockholders May 17, 2018 10:00 a.m., PT This proxy is solicited by the Board of Directors The undersigned hereby appoints William J. Link, Michael A. Mussallem, and Wesley W. von Schack as proxies, each with the power to appoint his substitute and with authority in each to act in the absence of the others, to represent and to vote all shares of Edwards Lifesciences Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Edwards Lifesciences Corporation to be held at the corporate headquarters of Edwards Lifesciences Corporation, One Edwards Way, Irvine, California 92614, on Thursday, May 17, 2018, at 10:00 a.m., PT, and any adjournments thereof, on the proposals described in the Proxy Statement in accordance with the instructions on the reverse side, and all other matters properly coming before the meeting. This proxy revokes all proxies previously given by the undersigned to vote at such meeting and any adjournments thereof. This proxy will also serve to instruct the trustee of Edwards Lifesciences Corporation 401(k) Savings and Investment Plan and the Edwards Lifesciences Technology Sarl Retirement Savings Plan (formerly known as the Edwards Lifesciences Corporation of Puerto Rico Savings and Investment Plan) (collectively, the "Plans") to vote in accordance with the instructions on the reverse side all shares held for the undersigned in the Plans. For shares held in the Plans, voting instructions submitted over the Internet, by telephone, or by mail must be received by the Plans' trustee by 11:59 p.m., ET, on Monday, May 14, 2018. The Plans' trustee will vote allocated shares for which it receives no written instructions in the same proportion as the allocated shares for which voting instructions have been received. IMPORTANT — This Proxy must be signed and dated on the reverse side if voting by mail. (continued and to be signed on reverse side)